
"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR
CONFIDENTIAL TREATMENT."


                IPA MEDICARE SHARED RISK SERVICES AGREEMENT BETWEEN

                              PACIFICARE OF CALIFORNIA

                                        AND

                      SANTA ANA TUSTIN PHYSICIANS GROUP, INC.

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                                  TABLE OF CONTENTS

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1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.01   Agreement. . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.02   Capitation Payments. . . . . . . . . . . . . . . . . . . .    2
     1.03   Catastrophic Case. . . . . . . . . . . . . . . . . . . . .    2
     1.04   Conformance Request. . . . . . . . . . . . . . . . . . . .    2
     1.05   Copayments . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.06   Cost of Care . . . . . . . . . . . . . . . . . . . . . . .    2
     1.07   Eligibility List . . . . . . . . . . . . . . . . . . . . .    2
     1.08   Emergency Services . . . . . . . . . . . . . . . . . . . .    2
     1.09   HCFA . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.10   Hospital . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.11   Hospital Day . . . . . . . . . . . . . . . . . . . . . . .    2
     1.12   Hospital Services. . . . . . . . . . . . . . . . . . . . .    2
     1.13   IPA. . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     1.14   IPA Facilities . . . . . . . . . . . . . . . . . . . . . .    3
     1.15   IPA Service Area . . . . . . . . . . . . . . . . . . . . .    3
     1.16   Medical Services . . . . . . . . . . . . . . . . . . . . .    3
     1.17   Medically Necessary Services . . . . . . . . . . . . . . .    3
     1.18   Member Physicians. . . . . . . . . . . . . . . . . . . . .    3
     1.19   Monthly HFCA Payment . . . . . . . . . . . . . . . . . . .    3
     1.20   Outside Providers. . . . . . . . . . . . . . . . . . . . .    3
     1.21   Participating Medical Group. . . . . . . . . . . . . . . .    3
     1.22   Pro Program. . . . . . . . . . . . . . . . . . . . . . . .    3
     1.23   Quality Assurance Committee. . . . . . . . . . . . . . . .    3
     1.24   Risk Reimbursement Plan. . . . . . . . . . . . . . . . . .    4
     1.25   Secure Horizons Medical and Hospital Plan. . . . . . . . .    4
     1.26   Specialist Physicians. . . . . . . . . . . . . . . . . . .    4
     1.27   Subscriber . . . . . . . . . . . . . . . . . . . . . . . .    4
     1.28   Subscriber Premiums. . . . . . . . . . . . . . . . . . . .    4
     1.29   Surcharges . . . . . . . . . . . . . . . . . . . . . . . .    4
     1.30   Urgently Needed Services . . . . . . . . . . . . . . . . .    4
     1.31   Utilization Review Committee . . . . . . . . . . . . . . .    4

2.  RELATIONSHIP OF PARTIES  . . . . . . . . . . . . . . . . . . . . .    5
     2.01   IPA Participation. . . . . . . . . . . . . . . . . . . . .    5
     2.02   Liability for Obligations. . . . . . . . . . . . . . . . .    5
     2.03   Independent Contractor . . . . . . . . . . . . . . . . . .    5
     2.04   Duty to Defend and Indemnity . . . . . . . . . . . . . . .    5

3.  DUTIES OF IPA. . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.01   IPA Responsibilities . . . . . . . . . . . . . . . . . . .    6
     3.02   Standards. . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.03   Insurance. . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.04   Referrals. . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.05   Hospital Admissions. . . . . . . . . . . . . . . . . . . .    7


                                          i

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                                  TABLE OF CONTENTS
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     3.06   Eligibility List . . . . . . . . . . . . . . . . . . . . .    8
     3.07   Collection of Charges from Subscribers . . . . . . . . . .    8
     3.08   Collection of Charges from Third Parties When Medicare
              Not the Primary Payor. . . . . . . . . . . . . . . . . .    8
     3.09   Duties of IPA Upon Termination During Phase-Out Period . .    9
     3.10   Continuing Care Responsibilities . . . . . . . . . . . . .   10
     3.11   Staff Privileges . . . . . . . . . . . . . . . . . . . . .   10
     3.12   Administrative Guidelines. . . . . . . . . . . . . . . . .   11
     3.13   Utilization Review . . . . . . . . . . . . . . . . . . . .   11
     3.14   Quality of Health Care . . . . . . . . . . . . . . . . . .   11
     3.15   Quality Assurance and Remedial Procedures. . . . . . . . .   11
     3.16   Compliance with Civil Rights Laws. . . . . . . . . . . . .   12
     3.17   Reciprocity Agreements . . . . . . . . . . . . . . . . . .   12
     3.18   Individual Stop-Loss Program . . . . . . . . . . . . . . .   12
     3.19   Other Contractual Commitments. . . . . . . . . . . . . . .   12
     3.20   Dissemination of Information . . . . . . . . . . . . . . .   12
     3.21   Written Agreements . . . . . . . . . . . . . . . . . . . .   12
     3.22   Medical Care Criteria. . . . . . . . . . . . . . . . . . .   13
     3.23   Nondiscrimination. . . . . . . . . . . . . . . . . . . . .   13
     3.24   Accounts Payable System. . . . . . . . . . . . . . . . . .   13
     3.25   Catastrophic Case Management . . . . . . . . . . . . . . .   13
     3.26   Capacity Reporting . . . . . . . . . . . . . . . . . . . .   13
     3.27   Representation of IPA Member Physicians. . . . . . . . . .   13
     3.28   Performance of Member Physicians . . . . . . . . . . . . .   14
     3.29   Withdrawal Of An IPA Facility. . . . . . . . . . . . . . .   14

4.  DUTIES OF PACIFICARE . . . . . . . . . . . . . . . . . . . . . . .   14
     4.01   Administration . . . . . . . . . . . . . . . . . . . . . .   14
     4.02   Benefit Information. . . . . . . . . . . . . . . . . . . .   14
     4.03   Assist IPA . . . . . . . . . . . . . . . . . . . . . . . .   14
     4.04   Administration of Payments . . . . . . . . . . . . . . . .   14
     4.05   Statistical Information and Provision of Data. . . . . . .   14
     4.06   Services Rendered to Ineligible Subscribers. . . . . . . .   14
     4.07   Dissemination of Information . . . . . . . . . . . . . . .   15

5.  COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     5.01   Capitation Payments. . . . . . . . . . . . . . . . . . . .   15
     5.02   Medical Services Reserve . . . . . . . . . . . . . . . . .   15
     5.03   Additional Payments. . . . . . . . . . . . . . . . . . . .   15
     5.04   Adequacy of Compensation . . . . . . . . . . . . . . . . .   15

6.  TERM OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . .   16
     6.01   Term . . . . . . . . . . . . . . . . . . . . . . . . . . .   16


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7.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     7.01   Termination of Agreement with Material Cause . . . . . . .   16
            7.01.01  Cause for Termination of Agreement by IPA . . . .   16
                      a.  Non-Payment. . . . . . . . . . . . . . . . .   16
                      b.  Revocation of Certification or License . . .   16
                      c.  Breach of Material Term and Failure to
                            Cure . . . . . . . . . . . . . . . . . . .   16
            7.01.02  Cause for Termination of Agreement by
                       PacifiCare. . . . . . . . . . . . . . . . . . .   17
                      a.  Financial Failure of IPA . . . . . . . . . .   17
                      b.  Failure to Provide Quality Medical
                            Services . . . . . . . . . . . . . . . . .   17
                      c.  Failure to Provide Services. . . . . . . . .   17
                      d.  Breach of Material and Failure to Cure . . .   17
     7.02   Curing Period and Termination Date . . . . . . . . . . . .   17
     7.03   Repayment Upon Termination . . . . . . . . . . . . . . . .   17
     7.04   Termination Not An Exclusive Remedy. . . . . . . . . . . .   18
     7.05   Return of Proprietary Information and Patient Files Upon
       Termination . . . . . . . . . . . . . . . . . . . . . . . . . .   18

8.  RECORDS, DATA COLLECTION, CITATIONS AND RIGHT TO INSPECT
     RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.01   Records. . . . . . . . . . . . . . . . . . . . . . . . . .   18
     8.02   Confidentiality of Records . . . . . . . . . . . . . . . .   18
     8.03   Data Collection. . . . . . . . . . . . . . . . . . . . . .   19
     8.04   Right to Inspect . . . . . . . . . . . . . . . . . . . . .   19
     8.05   Citations. . . . . . . . . . . . . . . . . . . . . . . . .   19
     8.06   Financial Statements . . . . . . . . . . . . . . . . . . .   19

9.  EXCLUSIVITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     9.01   Utilization by PacifiCare of IPA . . . . . . . . . . . . .   19

10.  GOVERNING LAW AND DISPUTE RESOLUTION. . . . . . . . . . . . . . .   19
     10.01  Governing Law. . . . . . . . . . . . . . . . . . . . . . .   19
     10.02  Disputes Between IPA and Subscriber Not Governed by
              Agreement. . . . . . . . . . . . . . . . . . . . . . . .   20
     10.03  Payment Disputes Involving IPA . . . . . . . . . . . . . .   20

11.  NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     11.01  Notice . . . . . . . . . . . . . . . . . . . . . . . . . .   21


                                         iii

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12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     12.01  Protection of Subscriber . . . . . . . . . . . . . . . . .   21
     12.02  Other Agreements . . . . . . . . . . . . . . . . . . . . .   21
     12.03  Refusal by Physician . . . . . . . . . . . . . . . . . . .   21
     12.04  Confidential and Proprietary Information . . . . . . . . .   22
            12.04.01  Information Confidential and Proprietary to
                       PacifiCare. . . . . . . . . . . . . . . . . . .   22
            12.04.02  Information Confidential and Proprietary to
                       IPA . . . . . . . . . . . . . . . . . . . . . .   22
            12.04.03  Solicitation of PacifiCare Subscribers or
                       Employer Groups . . . . . . . . . . . . . . . .   22
     12.05  Confidentiality of This Agreement. . . . . . . . . . . . .   23
     12.06  Assignment . . . . . . . . . . . . . . . . . . . . . . . .   23
     12.07  Invalidity of Sections of Agreement. . . . . . . . . . . .   23
     12.08  Withdrawal of Subscribers by PacifiCare. . . . . . . . . .   23
     12.09  Transfer of Subscribers. . . . . . . . . . . . . . . . . .   23
     12.10  Captions . . . . . . . . . . . . . . . . . . . . . . . . .   23
     12.11  Amendment. . . . . . . . . . . . . . . . . . . . . . . . .   23
     12.12  Modifications of This Agreement and/or PacifiCare
              Provider Policies and Procedures Manual and/or
              PacifiCare Health Plan . . . . . . . . . . . . . . . . .   24
     12.13  Terms; Sections. . . . . . . . . . . . . . . . . . . . . .   24
     12.14  IPA's Authorized Representative. . . . . . . . . . . . . .   24
     12.15  Attorneys' Fees and Costs. . . . . . . . . . . . . . . . .   24

SCHEDULE OF ATTACHMENTS. . . . . . . . . . . . . . . . . . . . . . . .   25
     A1.    Hospital Services. . . . . . . . . . . . . . . . . . . . .   26
     A2.    Medical Services . . . . . . . . . . . . . . . . . . . . .   29
     A3.    Individual Stop Loss Program . . . . . . . . . . . . . . .   31
     A4.    Cost of Care . . . . . . . . . . . . . . . . . . . . . . .   32
     A5.    Hospital Incentive Program . . . . . . . . . . . . . . . .   33
     B.     Secure Horizons Medical and Hospital Subscriber
              Agreement. . . . . . . . . . . . . . . . . . . . . . . .   37
     C.     Capitation Payment Rates . . . . . . . . . . . . . . . . .   38
     D.     PacifiCare Provider Policies and Procedures Manual . . . .   40
     E.     Pharmacy Control Program . . . . . . . . . . . . . . . . .   41
     F.     IPA Facilities . . . . . . . . . . . . . . . . . . . . . .   42
     G.     Division of Financial Responsibility . . . . . . . . . . .   43
     H.     Medical Services Reserve Fund. . . . . . . . . . . . . . .   44



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

                                     PACIFICARE
                    IPA MEDICARE SHARED RISK SERVICES AGREEMENT

     THIS IPA MEDICARE SHARED RISK SERVICES AGREEMENT is made and entered into this first day of September, 1989, by and between PACIFICARE OF CALIFORNIA ("PacifiCare"), a California corporation, and Santa Ana Tustin Physicians Group, Inc. ("IPA"), a California Medical Professional Corporation, with reference to the following facts:

     A. PacifiCare operates a prepaid health service plan which arranges for certain Medical Services to be provided to persons eligible to receive benefits who are enrolled as Subscribers in the Secure Horizons Medical and Hospital Plan in a manner consistent with the laws of the United States and the State of California.

     B. PacifiCare desires to provide a quality direct service prepaid health delivery system which maximizes the utilization of innovative methods to promote the efficient, economical delivery of health care, and to develop and implement programs of health education and health maintenance for its Subscriber.

     C. PacifiCare has a contract with the Health Care Financing Administration ("HCFA") of the United States Government to provide Medicare benefits to eligible persons.

     D. IPA has as its primary objective the delivery of health services through agreements and active participation with medical groups and/or clinics and their physicians, and other related health professionals and technicians, all of which are licensed in the State of California.

     E. IPA and its Member Physicians desire to participate in the Secure Horizons Medical and Hospital Plan by arranging for or providing Medical Services in coordination with PacifiCare, its Subscribers and Hospitals on a prepaid basis.

     F. PacifiCare and IPA, on behalf of IPA and its Member Physicians, deem it in their best interests to enter into a renewable Agreement, whereby IPA agrees to provide or arrange for ("provide") Medical Services to PacifiCare Subscribers enrolled in the Secure Horizons Medical and Hospital Plan in the IPA Service Area.

     NOW, THEREFORE, it is as agreed as follows:

     1.   DEFINITIONS.

     Whenever used in this Agreement, the following terms shall have the definitions contained in this Section 1:

          1.01 AGREEMENT - is this PacifiCare IPA Medicare Partial Risk Services Agreement, dated as stated above, and all attachments, addendum and amendments hereto.

          1.02 CAPITATION PAYMENTS - are payments made to IPA by PacifiCare on a prepaid basis for the Medical Services to be provided under this Agreement.

          1.03 CATASTROPHIC CASE - is any single medical condition, including complications arising from such medical condition, where the total cost of Medical Services, regardless of payment source, is expected to exceed [ ** ] per Year per Subscriber.

          1.04 CONFORMANCE REQUEST - is a written request made by PacifiCare to IPA to correct the performance of an IPA Member Physician or Specialist Physician to conform to the provisions of this Agreement.

          1.05 COPAYMENTS - are charges pursuant to the Secure Horizons Medical and Hospital Plan which may be charged to the Subscriber by IPA at the time of the provision of Medical Services which are in addition to the Capitation Payments made to IPA by PacifiCare.

          1.06 COST OF CARE - is the value of Medical Services as defined in this Agreement and as calculated pursuant to the formula set forth in Attachment A4, incorporated in full herein by reference.

          1.07 ELIGIBILITY LIST - is a list of Subscribers to whom IPA shall provide Medical Services.

          1.08 EMERGENCY SERVICES - are those Medical Services that are provided for the treatment of acute injury or illness requiring immediate medical attention and which threaten life or limb, or which involve uncontrollable bleeding, or loss of consciousness, or which cannot be delayed without possible serious effects on the health of the Subscriber.

          1.09 HCFA - is the Health Care Financing Administration, an administrative agency of the United States Government.

          1.10 HOSPITAL - is an acute care facility (or facilities), located in the IPA Service Area, licensed as an acute care hospital under the laws of the State of California and which has entered into a written agreement with PacifiCare to provide Hospital Services to Subscribers.

          1.11 HOSPITAL DAY - is any period up to twenty-four (24) hours commencing at 12:00 a.m. or 12 p.m., whichever is used by Hospital, during which a Subscriber is eligible to receive Hospital Services and actually receives Hospital Services from Hospital.

          1.12 HOSPITAL SERVICES - are the Medical Services described in Attachment A1, incorporated in full herein by reference, which Hospital and other providers shall provide to Subscribers pursuant to the Secure Horizons Medical and Hospital Plan.

          1.13 IPA - is the medical group or independent practice association identified in the first paragraph of this Agreement and its Member Physicians, all of whom are licensed to practice medicine or osteopathy in the State of California at the IPA Facilities.

          1.14 IPA FACILITIES - are those facilities whose locations are listed in Attachment F, attached hereto and incorporated in full herein by reference, where Medical Services shall be available to Subscribers pursuant to this Agreement.

          1.15 IPA SERVICE AREA - is the geographical area within a thirty (30) mile radius of each IPA Facility. The thirty (30) mile radius commences with the address of an IPA Facility and extends for thirty (30) miles over the shortest route using public streets and highways.

          1.16 MEDICAL SERVICES - are all authorized health care services to which Subscribers are entitled under the Secure Horizons Medical and Hospital Plan, some of which are summarized in Attachment A2, incorporated in full herein by reference.

          1.17 MEDICALLY NECESSARY SERVICES - are Medical Services which are required by Subscriber as determined by IPA in accordance with accepted medical and surgical practices and standards in the community and the professional standards recommended by PacifiCare's Quality Assurance Committee and Utilization Review Committee.

          1.18 MEMBER PHYSICIANS - are physicians, surgeons and osteopaths, licensed to practice medicine in the State of California, who have an ownership interest in, are employed by, or contract with, IPA.

          1.19 MONTHLY HCFA PAYMENT - is the revenue received by PacifiCare each month from HCFA, as determined by HCFA, for the Medical Services each Subscriber is to be provided.

          1.20 OUTSIDE PROVIDERS - are licensed physicians, surgeons, osteopaths, paramedical personnel, hospitals and other health care facilities which provide Medical Services to Subscribers eligible to receive benefits under the Secure Horizons Medical and Hospital Plan but which do not have written agreements with IPA and which are not Specialist Physicians.

          1.21 PARTICIPATING MEDICAL GROUP - includes IPA and its Member Physicians and is any group of duly-licensed doctors of medicine or osteopathy which has entered into a written agreement with PacifiCare to provide Medical Services to Subscribers in conjunction with the Secure Horizons Medical and Hospital Plan.

          1.22 PRO PROGRAM - is the provider utilization review program developed by HCFA for providers of Medical Services.

          1.23 QUALITY ASSURANCE COMMITTEES - are committees separately established by IPA and PacifiCare which shall separately establish, maintain and perform quality assurance review of Medical Services provided to

Subscribers as reasonably required by PacifiCare, the State of California, the Department of Corporations or Health and Human Services, HCFA, the Office of Qualification and Compliance, or any other governmental agencies with regulatory or enforcement jurisdiction over PacifiCare or this Agreement.

          1.24 RISK REIMBURSEMENT PLAN - is PacifiCare's Medicare Medical and Hospital Services Plan under which PacifiCare contracts with Medicare to be reimbursed on a per capita basis for each class of Medicare beneficiary enrolled in the plan.

          1.25 SECURE HORIZONS MEDICAL AND HOSPITAL PLAN - is the prepaid health services plan offered by PacifiCare as described in the Secure Horizons medical and Hospital Subscriber Agreement, and attachments, addendum and amendments thereto, a copy of which is attached hereto as Attachment B and incorporated in full herein by reference.

          1.26 SPECIALIST PHYSICIANS - are physicians who have written agreements with IPA to provide Medical Services to Subscribers on a referral basis and who do provide such Medical Services at offices or facilities which are not IPA Facilities.

          1.27 SUBSCRIBER - is an individual who is enrolled in the Secure Horizons Medical and Hospital Plan, who meets all the eligibility requirements for membership in such plan and for whom all applicable Subscriber Premiums have been paid and received by PacifiCare.

          1.28 SUBSCRIBER PREMIUMS - are charges pursuant to the Secure Horizons Medical and Hospital Plan which, if applicable, are required to be paid by Subscribers to PacifiCare on a monthly basis in order for Subscribers to receive Medical Services.

          1.29 SURCHARGES - are additional fees not disclosed to the Subscriber for Medical Services and which are not allowable Copayment charges.

          1.30 URGENTLY NEEDED SERVICES - are Medical Services which are required without delay, in order to prevent serious deterioration of Subscribers health as the result of an unforeseen illness or injury while the Subscriber is temporarily absent from the IPA Service Area.

          1.31 UTILIZATION REVIEW COMMITTEE - is an IPA committee of at least three (3) Member Physicians which is established and maintained, in accordance with the provisions of Section 3.13 herein, to develop a utilization control program outlining procedures for the efficient use of resources, consistent with state and federal law, for the rendition of Medical Services. The Utilization Review Committee shall review elective Referrals and hospital admissions on a concurrent and prospective basis and Emergency Services, Urgently Needed Services and hospital admissions on a retrospective basis.

     2.   RELATIONSHIP OF PARTIES

          2.01 IPA PARTICIPATION - The execution of this Agreement shall qualify IPA to participate in the rendition of Medical Services to Subscribers pursuant to the terms of the Secure Horizons Medical and Hospital Plan, as amended from time to time. Subject to Section 12.11 herein, PacifiCare shall notify IPA of any material amendments to the Secure Horizons Medical and Hospital Plan, which amendments shall become effective upon thirty (30) days written notice by PacifiCare to IPA, and IPA has not objected to PacifiCare in writing within the thirty (30) day period to be bound by such amendments. IPA approval of such amendments shall not be unreasonably withheld. If IPA does provide PacifiCare reasonable written objection to be bound by such amendments within the thirty (30) day period, such amendments to the Secure Horizons Medical and Hospital Plan shall have no force or effect on IPA.

          2.02 LIABILITY FOR OBLIGATION - Notwithstanding any other section or provision of this Agreement, nothing contained herein shall cause either party to be liable or responsible for any debt, liability, or obligation of the other party or any third party, unless such liability or responsibility is expressly assumed by the party sought to be charged therewith. Each party shall be solely responsible for and shall indemnify and hold the other party harmless against any obligation for the payment of wages, salaries or other compensation (including all state, federal and local taxes and mandatory employee benefits), insurance and voluntary employment-related or other contractual or fringe benefits as may be due or payable by the party to or on behalf of such party's employees, agents and representatives.

          2.03 INDEPENDENT CONTRACTOR - The relationship between PacifiCare and IPA is an independent contractor relationship. Neither IPA nor members, partners, employees or agents of IPA are employees or agents of PacifiCare and neither PacifiCare nor any employee or agent of PacifiCare is a member, partner, employee or agent of IPA. As such, all medical decisions are rendered solely by IPA and not by PacifiCare. IPA is solely responsible for all Medical Services arranged by IPA and provided to Subscribers. None of the provisions of this Agreement shall be construed to create a relationship of agency, representation, joint venture, ownership, control of employment between the parties other than that of independent parties contracting solely for the purpose of effectuating this Agreement.

          2.04 DUTY TO DEFEND AND INDEMNIFY - To the extent not covered by insurance maintained by PacifiCare, whether because of liability in excess of the policy limits or because of the occurrence of a non-insured event, IPA shall defend, indemnify and hold harmless PacifiCare from and against any claim, loss, damage, cost, expense or liability arising out of or related to the performance or nonperformance by IPA, its Specialist Physicians or employees of any Medical Services to be performed or arranged by IPA under this Agreement. It is understood and agreed by PacifiCare that the foregoing indemnification obligation is in no way whatsoever intended to reduce or eliminate any insurance coverage maintained by IPA and that PacifiCare shall be entitled to indemnification from IPA only for claims, losses, damages, costs, expenses or liabilities in excess of the applicable insurance policy limits or arising from uninsured events or occurrences.

           To the extent not covered by insurance maintained by IPA, whether because of liability in excess of the policy limits or because of the occurrence of a non-insured event, PacifiCare shall defend, indemnify and hold harmless IPA from and against any claims, loss damage, cost, expense or liability arising out of or related to the performance or nonperformance of PacifiCare, its employees or agents of any service to be performed or provided by PacifiCare under this Agreement. It is understood and agreed by IPA that the foregoing indemnification obligation is in no way whatsoever intended to reduce or eliminate any insurance coverage maintained by PacifiCare and that IPA shall be entitled to indemnification from PacifiCare only for claims, losses, damages, costs, expenses or liabilities in excess of the applicable insurance policy limits or arising from uninsured events or occurrences.

     3.   DUTIES OF IPA

           3.01 IPA RESPONSIBILITIES - IPA agrees to arrange for or provide Medical Services twenty-four (24) hours a day in coordination with PacifiCare and with Hospital and other providers, as necessary, for each Subscriber who has designated IPA as his or her Participating Medical Group. IPA shall be financially responsible for all Medical Services specified in Attachment A2, incorporated in full herein by reference, provided to Subscribers for whom IPA is to receive a monthly Capitation Payment from PacifiCare based upon the PacifiCare provided Eligibility List. IPA shall be responsible for determining whether Subscribers are eligible for Medical Services on the basis of the most current Eligibility List supplied to IPA by PacifiCare. Updated eligibility information shall be available from PacifiCare as needed on the basis of the most current information supplied PacifiCare by HCFA.

           3.02 STANDARDS - All Medical Services for or provided by IPA and its Member Physicians shall be provided by professional personnel and at physical facilities according to generally-accepted standards of medical practice and management in the community. IPA further agrees to provide or arrange for referrals to consultants and Specialist Physicians as are necessary, appropriate, and in accordance with generally-accepted standards of medical practice in the community to maintain the quality of Medical Services provided or arranged by IPA in accordance with standards developed by PacifiCare's Quality Assurance Committee. IPA agrees to maintain and demonstrate to PacifiCare upon request, throughout the term of this Agreement, compliance with the following:

                3.02.01 IPA shall assure that its Member Physicians and Specialist Physicians maintain licensure under the laws of the State of California. IPA shall immediately notify PacifiCare in writing should IPA learn of the loss or suspension of licensure of any of its Member Physicians.

                3.02.02 IPA agrees to provide continuing education programs for its Member Physicians and Specialist Physicians in accordance with the standards established by the California Medical Association for continuing education. The content and delivery of such continuing education programs shall be in the discretion and judgement of IPA, in order to maintain high standards for the delivery of Medical Services pursuant to this Agreement. IPA further agrees to gather, correlate, and distribute to its Member Physicians, information regarding professional medical activities and developments which IPA believes may be of assistance in providing Medical Services pursuant to this Agreement.

                3.02.03 Reasonable evidence that all nurses and other ancillary and paramedical personnel who are employed by and contract with IPA are properly credentialed to practice in the State of California.

          3.03 INSURANCE - IPA shall maintain professional liability insurance and general liability insurance in the minimum amounts of one million dollars ($1,000,000) per person, three million dollars ($3,000,000) per occurrence coverage, and three million dollars ($3,000,000) combined single limits coverage, for its agents and employees, as applicable. In the event IPA procures a claims made policy as distinguished from an occurrence policy, IPA shall procure and maintain prior to termination of such insurance continuing "tail" coverage, unless successor policy coverage provides such "tail" protection.
IPA shall provide PacifiCare with evidence of such insurance coverage upon PacifiCare's request. IPA shall immediately notify PacifiCare of any material changes in insurance coverage and shall provide a certificate of such insurance coverage to PacifiCare upon PacifiCare's reasonable request. In the event IPA contracts with independent contractor physicians to provide Medical Services under this Agreement, IPA will require such independent contractor physicians and their agents to maintain professional liability insurance and general liability insurance in the minimum amounts as is usual and customary in the community.

          3.04 REFERRALS - IPA shall refer Subscribers in need of specialty care services only with the approval of the IPA Utilization Review Committee. However, in the event that Emergency Services are required, IPA shall comply with Section 3.05 below.

          3.05 HOSPITAL ADMISSIONS - Whenever IPA determines that a Subscriber on IPA's eligibility list requires Hospital Services which are not Emergency Services, IPA shall arrange for such Hospital admissions and outpatient surgeries through the IPA's Utilization Review Committee and its developed utilization review program. IPA and its Member Physicians shall not serve as admitting physicians for any Subscriber without such prior approval except in the event that Emergency Services are required. If IPA or a Member Physician admits a Subscriber to a Hospital for Emergency Services, IPA shall notify PacifiCare of such admission within the time frames as required in the PacifiCare Provider Policies and Procedures Manual, attached hereto as Attachment D and incorporated in full herein by reference. Admissions for Emergency Services or Urgently Needed Services shall be made to hospitals contracting with PacifiCare, if possible.

          3.06 ELIGIBILITY LIST - IPA shall accept as patients those Subscribers who are on IPA's eligibility list provided by PacifiCare to IPA. Member Physicians and IPA shall be entitled to rely on the most current provided list until a new list has been provided to IPA. IPA understands that in order to update the eligibility list, PacifiCare is dependent on the receipt of information from HCPA.

          3.07 COLLECTION OF CHARGES FROM SUBSCRIBERS - IPA shall collect applicable Copayments from Subscribers upon the rendition of Medical Services to Subscribers pursuant to the Secure Horizons Medical and Hospital Plan. With the exception of Copayments and charges for non-covered services delivered on a fee-for-service basis to Subscribers, IPA shall in no event, including, without limitation, to non-payment by PacifiCare, insolvency of PacifiCare, or breach of the Agreement, bill, charge, collect and deposit, or attempt to bill, charge, collect or receive any form of payment, from any Subscriber for Medical Services provided pursuant to this Agreement and for which Subscriber is entitled under the Secure Horizons Medical and Hospital Plan in effect for such Subscriber.

          IPA shall not maintain any action at law or equity against a Subscriber to collect sums owed by PacifiCare to IPA. Upon notice of any such charge, PacifiCare may terminate this Agreement consistent with the provisions contained in Section 7.01.02 and take all other appropriate action consistent with the terms of this Agreement to eliminate such charges, including, without limitation, requiring IPA and Specialist Physicians to return all sums collected as Surcharges from Subscribers or their representatives. Nothing in this Agreement, however, shall be construed to prevent IPA from providing non-covered Medical Services on a usual and customary fee-for-service basis to Subscribers.

          IPA'S obligations regarding the collection of charges from Subscribers shall survive the termination of this Agreement with respect to Medical Services provided during the term of the Agreement without regard to the cause of termination of this Agreement.

          3.08 COLLECTION OF CHARGES FROM THIRD PARTIES WHEN MEDICARE NOT THE PRIMARY PAYOR - IPA and Member Physicians accept payment from PacifiCare (plus applicable Copayments) for Medical Services as provided herein as full payment for such Medical Services from PacifiCare except as provided herein; provided however, when Medicare is not the primary payor for Medical Services, such as when the Subscriber is entitled to payment from another third party or for payment for a Workers' Compensation claim, or from other primary insurance coverage maintained by Subscriber, IPA and Member Physicians shall make no demand upon PacifiCare for reimbursement under the Individual Subscriber Stop Loss Program as specified in Attachment A3 hereto until all primary sources of payment have been pursued and it is determined that full payment cannot be obtained within the (10) months from the date of the provision of Medical Services.

          For purposes of accomplishing the intent of this Section 3.08, PacifiCare hereby assigns to IPA for collection, any claims or demands against third parties for amounts due for Medical Services provided by IPA pursuant to this Agreement, subject to the following conditions:

                3.08.01 IPA shall not commence any legal or equitable action against a third party without obtaining the prior written consent of PacifiCare. It is agreed that collection or demand letters consistent with the PacifiCare Provider Policies and Procedures Manual shall not constitute the commencement of legal or equitable action.

                3.08.02 IPA shall defend, indemnify and hold PacifiCare harmless for all actions by IPA which relate to collections of an account pursuant to this Section 3.08.

                3.08.03 IPA shall perform such collection activities consistent with the procedures set forth in the PacifiCare Provider Policies and Procedures Manual.

                3.08.04 PacifiCare may immediately rescind such assignment on a claim-by-claim basis for any reason by providing written notice of recision to IPA.

                In the event IPA receives payment from a third party after receipt of payment from PacifiCare, IPA shall reimburse PacifiCare to the extent that the combined amounts received from all payors exceeds one hundred percent (100%) of IPA's usual and customary fee-for-service charges.

          3.09 DUTIES OF IPA UPON TERMINATION DURING PHASE-OUT PERIOD - Should this Agreement be terminated by IPA pursuant to Section 7.01.01(a) or Section 7.01.01(b), IPA shall be released of its obligation to continue to provide or arrange for Medical Services to Subscribers during the phase-out period as stated in this Section 3.09. If this Agreement is terminated for any other reason by either party or if this Agreement terminates at the end of the Initial Term or any renewal term, IPA shall not be released of its obligation to continue to provide or arrange for Medical Services to Subscribers during the phase-out period, which phase-out period shall end on the earlier of:

                3.09.01 Three (3) months from the effective date of termination of this Agreement, or

                3.09.02 The date PacifiCare has secured the transfer of Subscribers to another medical group, individual practice association, or physician for further treatment, and has notified IPA of such transfer in writing.

                Compensation during the phase-out period shall be at the Capitation Rates set forth in Attachment C hereto.

          3.10 CONTINUING CARE RESPONSIBILITIES - IPA and Member Physicians shall provide or arrange for Medical Services to Subscribers for the term of this Agreement in accordance with Section 3.01 hereof. In the event of termination of this Agreement and the expiration of IPA's duty to provide or arrange for Medical Services during the phase-out period pursuant to Section 3.09, if applicable, IPA and Member Physicians shall continue to provide or arrange for Medical Services to Subscribers until the effective date of transfer of such Subscribers to another Participating Medical Group for further treatment and written notice of such transfer has been provided by PacifiCare to IPA. If a Subscriber's care cannot be transferred for the reason of hospitalization of Subscriber, continuity of care, or other legally required medical treatment reasons, IPA shall continue to provide or arrange for Medical Services for such Subscriber until PacifiCare, through consultation with the Subscriber's attending participating physician, has made provision for the transfer of such Subscriber to another participating provider for further Medical Services and has notified IPA of such transfer in writing. The payment provisions for any continued Medical Services after expiration of the phase-out period shall be the lesser of [ ** ] of the usual and customary fees of the Member Physician or Specialist Physician or the Cost of Care as set forth in Attachment A4.

          Notwithstanding the above or any other provisions of this Agreement to the contrary, IPA agrees that in the event PacifiCare ceases operations for any reason, including insolvency, IPA shall provide Medical Services and shall not bill, charge, collect or receive any form of payment from any Subscriber or have any recourse against a Subscriber for Medical Services provided after PacifiCare ceases operation. This continuation of Medical Services obligation shall be for the period for which Subscriber Premiums have been paid, but shall not exceed a period of thirty (30) days, except for those Subscribers who are hospitalized on an inpatient basis as provided below.

          In the event PacifiCare ceases operations or IPA terminates this Agreement on the basis of PacifiCare's failure to make timely Capitation Payments, IPA shall continue to arrange for Medical Services to those Subscribers who are hospitalized on an inpatient basis at the time PacifiCare ceases operations or IPA terminates the Agreement until such Subscribers are discharged from the hospital. IPA may file a claim with PacifiCare for such Medical Services at [ ** ] of IPA's usual and customary fee for service charges then in effect.

          IPA agrees that the provisions of this Section 3.10 and IPA's obligations herein shall survive the termination of this Agreement without regard to the cause of termination of the Agreement, and shall be construed to be for the benefit of the Subscribers.

          3.11 STAFF PRIVILEGES - IPA agrees to have its Member Physicians seek and obtain (and provide evidence of) staff privileges or other appropriate access to Hospital.

          3.12 ADMINISTRATIVE GUIDELINES - IPA agrees to perform its duties under this Agreement in a manner consistent with the reasonable administrative guidelines provided by PacifiCare, in its Provider Policies and Procedures Manual, attached hereto as Attachment D and incorporated in full herein by reference. Subject to Section 12.11 herein, PacifiCare shall notify IPA of any material amendments to the administrative guidelines, which amendments shall become effective upon thirty (30) days written notice by PacifiCare to IPA if IPA has not objected to PacifiCare in writing within the thirty (30) day period to be bound by such amendments. IPA approval of such amendments shall not be unreasonably withheld. If IPA does provide PacifiCare reasonable written objection to be bound by such amendments within the thirty (30) day period, such amendments to the PacifiCare Health Plan shall have no force or effect on IPA.

          3.13 UTILIZATION REVIEW - IPA agrees to participate with PacifiCare in an ongoing utilization review program to promote efficient use of resources.
The IPA's Utilization Review Committee shall meet as frequently as necessary but at least weekly. The Utilization Review Committee shall keep minutes of the committee meetings, a copy of which shall be made available to PacifiCare upon ten (10) days written notice by PacifiCare to IPA. IPA and PacifiCare shall jointly implement a utilization review system whereby IPA shall notify PacifiCare of any hospital or skilled nursing facility admissions. A member of the PacifiCare medical services staff may participate in IPA's Utilization Review Committee meetings.

          3.14 QUALITY OF HEALTH CARE - IPA agrees to assure quality of Medical Services by:

                3.14.01 Assigning PacifiCare Subscribers only to Member Physicians or Outside Providers meeting quality health care standards;

                3.14.02 Inspecting the premises and facilities of its Member Physicians on a regular basis and allowing PacifiCare to participate in such inspections upon ten (10) days written notice.

          3.15 QUALITY ASSURANCE AND REMEDIAL PROCEDURES - IPA shall cooperate with PacifiCare in the operation of PacifiCare's quality assurance program and IPA shall perform quality assurance review of Medical Services as brought before IPA internally or from PacifiCare's Quality Assurance Committee, the Department of Corporations, the Department of Health and Human Services, HCFA and any other governmental agencies with regulatory or enforcement jurisdiction over this Agreement. IPA shall establish and maintain a Quality Assurance Committee which shall meet at least quarterly. A member of the PacifiCare medical services staff may participate in IPA's Quality Assurance Committee meetings. The IPA Quality Assurance Committee shall keep minutes of the committee meetings, a copy of which shall be made available to PacifiCare upon ten (10) days written notice by PacifiCare to IPA. The task of the Quality Assurance Committee may be assumed by the Utilization Review Committee described in Section 3.13; however, in such event, the Utilization Review and Quality Assurance Committees must hold separately convened meetings and the minutes of each meeting must be separately maintained.

          IPA shall, at the written request of PacifiCare, make available one
(1) Member Physician from IPA to attend the PacifiCare Quality Assurance Committee meetings. The intent of this Section is to have at least one Member Physician from IPA serve for six (6) months on the PacifiCare Quality Assurance Committee during a three (3) year period. IPA shall develop written procedures for remedial action whenever it is determined by PacifiCare's Quality Assurance Committee that inappropriate or substandard Medical Services have been furnished or Medical Services that should have been furnished have not been furnished. Upon request, PacifiCare shall assist IPA in the formulation of such remedial procedures.

          3.16 COMPLIANCE WITH CIVIL RIGHTS LAWS - IPA shall comply with Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973 and the Age Discrimination Act of 1975.

          3.17 RECIPROCITY AGREEMENTS - IPA agrees to develop and implement agreements with PacifiCare's Participating Medical Groups to assure reciprocity of health care for PacifiCare Subscribers. IPA shall accept non-Emergency or specialty referrals from such other Participating Medical Groups and such other Participating Medical Groups shall be required to accept non-Emergency or specialty referrals from IPA. Payment for the foregoing referrals shall be no greater than [ ** ] of IPA's usual and customary fee-for-service rates then in effect as long as claims for authorized Medical Services are paid within forty-five (45) days of the date of initial billing.

          3.18 INDIVIDUAL STOP-LOSS PROGRAM - IPA agrees to participate in and assume the rights and responsibilities of the PacifiCare Stop-Loss Program as defined in Attachment A3, attached hereto and incorporated in full herein by reference.

          3.19 OTHER CONTRACTUAL COMMITMENTS - IPA represents and assures PacifiCare that contractual commitments with other HMOs, competitive medical plans and health related entities do not restrict or impair IPA from performing its duties under this Agreement.

          3.20 DISSEMINATION OF INFORMATION - IPA agrees that PacifiCare may use IPA's name, address, telephone number, and a listing of IPA's Member Physicians in any informational material routinely distributed to Subscribers and for other purposes related to the administration of the Secure Horizons Medical and Hospital Plan as an indication of IPA's willingness to provide Medical Services to Subscribers.

          Prior to listing or otherwise referencing PacifiCare in any promotional or advertising brochures, media announcements or other advertising or marketing material, IPA shall first obtain the prior consent of PacifiCare, such consent not to be unreasonably withheld.

          3.21 WRITTEN AGREEMENTS - IPA shall secure written agreements, consistent with the terms of this Agreement and in compliance with all state and federal law, with all specialist Physicians regularly utilized as a part of IPA's referral system.

          3.22 MEDICAL CARE CRITERIA - IPA shall utilize the criteria for medical care that is established or approved by PacifiCare's Quality Assurance Committee as a standard reference in determining appropriate lengths of stay for hospitalized Subscribers or appropriate utilization patterns for referral to specialty services.

          3.23 NONDISCRIMINATION - IPA represents and assures that Medical Services are rendered to Subscribers in the same manner as such services are provided to IPA's other patients, except as required pursuant to this Agreement. Subscribers shall not be subject to any discrimination whatsoever by IPA in regards to access to Medical Services.

          3.24 ACCOUNTS PAYABLE SYSTEM - IPA agrees to operate its accounts payable system in a manner which assures that providers of authorized Medical Services who are Member Physicians and non-Member Physicians receive payment for Medical Services rendered to Subscribers within forty-five (45) working days of IPA's receipt of an uncontested claim from such Member Physicians and non-Member
Physicians.    IPA's accounts payable system shall be subject to the ongoing approval of PacifiCare.

          3.25 CATASTROPHIC CASE MANAGEMENT - IPA agrees that PacifiCare's medical director may be involved in the management and coordination of Catastrophic Cases. IPA will fully assist PacifiCare in providing information that may be required in determining the need for a transfer of a Subscriber into PacifiCare's regional centers for the care of Catastrophic Cases including, but not limited to, prompt notification of known or suspected Catastrophic Cases. Detailed procedures for Catastrophic Case management will be mutually agreed upon by the parties based upon IPA's and PacifiCare's determination of the Subscriber's transferability. Except in unusual circumstances, regional centers for care of Catastrophic Cases shall be sought within the IPA Service Area and surrounding area.

          3.26 CAPACITY REPORTING - IPA will provide to PacifiCare, at the earliest possible time, notice of any significant changes in the capacity of IPA to provide or arrange for the Medical Services contemplated by this Agreement (E.G., addition or deletion of Member Physicians or Specialist Physicians), including a ninety (90) day written notice in the event IPA is unable to properly service additional Subscribers. IPA shall still be obligated to provide or arrange for Medical Services to Subscribers who are with employer groups whom PacifiCare had agreed to enroll prior to ninety (90) days from the effective date of the written notice. PacifiCare shall provide IPA, upon IPA's request, current marketing information within a reasonable period for purposes of determining IPA capacity.

          3.27 REPRESENTATION OF IPA MEMBER PHYSICIANS - IPA agrees to represent its Member Physicians in matters pertaining to the provision of Medical Services under this Agreement, and that it has obtained written consent to such representation from its Member Physicians.

          3.28 PERFORMANCE OF MEMBER PHYSICIANS - IPA agrees: (i) to develop methods for discussion of performance with its Member Physicians, (ii) to assure correction of performance of its Member Physicians consistent with the provisions of this Agreement and state and federal law applicable to the Secure Horizons Medical and Hospital Plan, and (iii) to resolve Conformance Requests.

          3.29 WITHDRAWAL OF AN IPA FACILITY - In the event IPA seeks to withdraw one or more of the IPA Facilities listed in Attachment F from providing or arranging for Medical Services to Subscribers under this Agreement, IPA must notify PacifiCare of such withdrawal in writing at least one hundred and eighty
(180) days prior to the effective withdrawal date; after the effective date of withdrawal, IPA shall still be responsible to provide or arrange for Medical Services to the affected Subscribers at the other IPA Facilities.

     4.  DUTIES OF PACIFICARE

          4.01 ADMINISTRATION - PacifiCare agrees to perform all necessary administrative, accounting, enrollment and other functions consistent with the administration of the Secure Horizons Medical and Hospital Plan and this Agreement.

          4.02 BENEFIT INFORMATION - PacifiCare agrees to apprise all Subscribers concerning the type, scope and duration of benefits and services to which such person is entitled under the Secure Horizons Medical and Hospital Plan.

          4.03 ASSIST IPA - PacifiCare agrees to assist and cooperate with IPA in the development and initial implementation of procedures necessary to carry out the intent of this Agreement.

          4.04 ADMINISTRATION OF PAYMENTS - PacifiCare agrees to transmit Capitation Payments and other payments to IPA in accordance with the terms and procedures set forth in this Agreement.

          4.05 STATISTICAL INFORMATION AND PROVISION OF DATA -PacifiCare agrees to provide IPA with management information and data reasonably necessary to carry out the terms and conditions of this Agreement and for the operation of the Secure Horizons Medical and Hospital Plan, including semi-monthly Eligibility Lists and monthly capitation worksheets.
Furthermore, PacifiCare shall provide, upon request, quarterly reports reflecting the utilization of Medical Services rendered by IPA.

          4.06 SERVICES RENDERED TO INELIGIBLE SUBSCRIBERS - PacifiCare agrees to reimburse IPA for those Medical Services set forth in Attachment A2 provided to an ineligible Subscriber if the Subscriber was listed as eligible on the most current eligibility list provided to IPA by PacifiCare. If PacifiCare is in receipt of a billing to such ineligible Subscriber from IPA and proof of having sent the Subscriber or the Subscriber's legal guardian two (2) bills no less than thirty (30) days apart, PacifiCare will reimburse IPA [ ** ] of IPA's ordinary and customary fee-for-service rates then in effect for those Medical Services rendered but no greater than [ ** ] of the still uncollected balance. If subsequent to payment by PacifiCare, IPA receives any payment from another source for the services, then IPA shall reimburse PacifiCare up to the amount previously received from PacifiCare. If a Subscriber becomes ineligible for benefits under the Secure Horizons Medical and Hospital Plan after IPA or Member Physicians have begun treatment of the Subscriber (provided the Subscriber is not hospitalized at the time of becoming ineligible), IPA shall be entitled to make all subsequent charges for its services directly to the Subscriber. If the Subscriber is hospitalized at the time of becoming ineligible, IPA shall be entitled to make charges directly to the Subscriber for future medical services, only for services provided after the Subscriber is discharged from such hospital treatment.

          4.07 DISSEMINATION OF INFORMATION - Except as provided above in
Section 3.20, prior to listing or otherwise referencing IPA in any promotional or advertising brochures, media announcements or other advertising or marketing material, PacifiCare shall first obtain the prior consent of IPA, such consent not to be unreasonably withheld.

     5.  COMPENSATION

          5.01 CAPITATION PAYMENTS - PacifiCare shall make monthly Capitation Payments to IPA as outlined in Attachment C, attached hereto and incorporated in full herein by reference, due and payable on the tenth (10th) day of the month for the current month's Medical Services.

          5.02 MEDICAL SERVICES RESERVE - PacifiCare will establish a reserve fund in the amount of [ ** ] for payment of Medical Services as specified in Attachment H, attached hereto and incorporated in full herein by this reference.

          5.03 ADDITIONAL PAYMENTS - PacifiCare and IPA agree to provide payments to each other, if applicable, in accordance with the terms of the Hospital Incentive Program, Individual Stop-Loss Program and Pharmacy Control program, as specified in Attachments A5, A3, and E, respectively, incorporated in full herein by reference.

          5.04 ADEQUACY OF COMPENSATION - Except as otherwise provided herein, IPA shall accept the payments specified in this Agreement as payment in full for all Medical Services provided Subscribers during each month for which such payments are to be received by IPA from PacifiCare. In the event PacifiCare fails to make any payments to IPA as provided herein, whether from PacifiCare's insolvency or otherwise, Subscribers shall not be liable to IPA or its Member Physicians under any circumstances for Medical Services. Surcharges for Medical Services provided or arranged by IPA or Member Physicians are prohibited; upon notice of the existence of any Surcharge, PacifiCare will take appropriate action consistent with the terms of this Agreement to eliminate such Surcharges.

     6.   TERM OF AGREEMENT

          6.01  TERM - The initial term of this Agreement shall be for twelve
(12) months ("Initial Term") and the Commencement Date shall be January 1, 1990. A "Year" under this Agreement shall begin on January 1st and end on December 31st. The Term of this Agreement shall be automatically extended for one (1) year on each successive January 1st thereafter unless either party provides the other with written notice of such party's intention not to extend the term no less than one hundred eighty (180) days prior to such anniversary or until this Agreement is appropriately terminated by either party as provided in Section 7 herein. The parties acknowledge and understand that a one (1) year term will be in effect on each anniversary of the Commencement Date unless either party provides the other party with written notice of such party's intention not to extend the term prior to such anniversary of the Commencement Date or until this Agreement is appropriately terminated by either party as provided in Section 7 herein. Upon renewal of the Initial term and any subsequent term, the then applicable rates of compensation specified in this Agreement shall apply unless otherwise agreed upon by the parties in writing.

     7.   TERMINATION

          7.01 TERMINATION OF AGREEMENT WITH MATERIAL CAUSE - Either party, as appropriate, may terminate this Agreement for material cause as set forth in Sections 7.01.01 or 7.01.02 hereof subject to the notice and cure periods set out in Section 7.02 hereof, if applicable. In the event either party seeks to so terminate this Agreement, the terminating party shall give written notice of termination stating the actions of the other party constituting material cause for termination.

                7.01.01 CAUSE FOR TERMINATION OF AGREEMENT BY IPA - The following shall constitute cause for termination of this Agreement by IPA:

                         a.   NON-PAYMENT - Failure by PacifiCare to pay
Capitation Payments due to IPA hereunder within fifteen (15) days of the Capitation Payment due date or failure by PacifiCare to make any other payments due to IPA hereunder within forty-five (45) days of any such payment's due date.

                         b.   REVOCATION OF CERTIFICATION OR LICENSE -
Revocation by the State of California or the United States Government of any certification or license of PacifiCare necessary for the performance of this Agreement.

                         c.   BREACH OF MATERIAL TERM AND FAILURE TO CURE -
PacifiCare's breach of any material term, covenant, or condition and subsequent failure to cure said breach as provided in Section 7.02 hereof. The written notice of termination shall contain specific reference as to the breaches which have caused such failure.

                7.01.02 CAUSE FOR TERMINATION OF AGREEMENT BY PACIFICARE - The following shall constitute cause for termination of this Agreement by
PacifiCare:

                         a.   FINANCIAL FAILURE OF IPA - PacifiCare's reasonable
determination of IPA's anticipated inability to provide or arrange for Medical Services as described herein due to the likelihood of IPA's lack of financial resources, other than due to PacifiCare's non-payment of amounts due IPA hereunder. IPA shall have the opportunity to dispute such determination by PacifiCare by providing reasonable evidence and assurances of financial stability and capacity to perform under this Agreement.

                         b.   FAILURE TO PROVIDE QUALITY MEDICAL SERVICES -
Failure to maintain the standards set forth in Section 3.02 of this Agreement and such failure is not corrected consistent with the provisions of Section
7.02. The written notice of termination shall contain specific reference to the breaches which have caused such failure. PacifiCare reserves the right to withdraw from IPA all or part of its Subscribers if the Medical Services are not being properly provided or arranged for pursuant to this Agreement and such deficiencies are not corrected consistent with the provisions of Section 7.02 of this Agreement.

                         c.   FAILURE TO PROVIDE SERVICES - Failure to provide
Medical Services to Subscribers as provided herein. The written notice of termination shall contain specific reference as to the breaches which have caused such failure.

                         d.   BREACH OF MATERIAL TERM AND FAILURE TO CURE -
IPA's breach of any material term, covenant or condition of the Agreement and subsequent failure to cure said breach as provided in Section 7.02 of this Agreement. The written notice of termination shall contain specific reference to the breaches which have caused such failure.

          7.02 CURING PERIOD AND TERMINATION DATE - The party receiving the written notice of termination shall have thirty (30) days from the receipt of said notice to cure or otherwise eliminate the circumstances constituting cause for termination. If said party fails to cure or eliminate the circumstances constituting cause for termination within a thirty (30) day period, this Agreement shall terminate thirty (30) days from the date of expiration of the curing period, said expiration date being sometimes called herein the "effective date of termination."

          7.03  REPAYMENT UPON TERMINATION - Within one hundred and eighty
(180) days of the effective date of termination of this Agreement as provided herein, an accounting shall be made by PacifiCare of monies due and owing either party and payment shall be forthcoming by the appropriate party to settle such balance within thirty (30) days of such accounting. Either party may request an independent audit of such PacifiCare accounting by a mutually acceptable independent certified public accountant and such audit shall be equally paid for by both parties. The parties agree to abide by the findings of such independent audit and appropriate payment by the appropriate party, if any, shall be made within thirty (30) days of such independent audit.

          7.04 TERMINATION NOT AN EXCLUSIVE REMEDY - Any termination by either party pursuant to this Section 7 is not meant as an exclusive remedy and such terminating party may seek whatever action in law or equity as may be necessary to enforce its rights under this Agreement.

          7.05. RETURN OF PROPRIETARY INFORMATION AND PATIENT FILES UPON TERMINATION - Upon the effective date of termination of this Agreement and upon the expiration of the phase-out period set forth in Section 3.09, if applicable, IPA shall provide and return to PacifiCare all confidential and proprietary information and trade secrets in its possession in a reasonable manner to be specified by PacifiCare. Additionally, IPA shall copy all active PacifiCare Subscriber patient medical files in IPA's possession and forward such files to another provider of Medical Services designated by PacifiCare, provided such copying and forwarding is not otherwise objected to by Subscribers. The copies of such medical files may be in summary form. The cost of copying the patient medical files shall be borne by IPA up to [ ** ]. Any copying costs in excess of [ ** ] shall be paid by PacifiCare. IPA shall cooperate with PacifiCare in maintaining the confidentiality of such confidential and proprietary information and trade secrets at all times.

     8.   RECORDS, DATA COLLECTION, CITATIONS AND RIGHT TO INSPECT RECORDS

          8.01 RECORDS - IPA shall maintain and provide such records and information as reasonably necessary for PacifiCare to properly administer the Secure Horizons Medical and Hospital Plan and consistent with state and federal law. Among the reports which IPA shall provide to PacifiCare are completed reports within fifteen (15) days following the end of each month containing an itemized list of all Medical Services, other than Hospital Services, provided to or arranged for Subscribers during such month. This report shall be as described in the PacifiCare Provider Policies and Procedures Manual. The duties imposed by this Section 8.01 shall not terminate upon termination of this Agreement, whether by rescission or otherwise, and shall be in effect until the completion of the phase-out period pursuant to Section 3.09. The cost for preparation and submission of this data shall be borne solely by IPA.

          IPA shall maintain records and provide such information to PacifiCare or the California Commissioner of Corporations as may be necessary for the compliance by PacifiCare with the provisions of state and federal law and regulations promulgated thereto, and such records shall be retained by IPA for at least two (2) years following the provision of Medical Services. This obligation is not terminated upon termination of this Agreement, whether by rescission or otherwise.

          8.02 CONFIDENTIALITY OF RECORDS - IPA shall safeguard the confidentiality of Subscriber health records and treatment in accordance with all state and federal laws, including, without limitation, the Privacy Act, as implemented by 45 Code of Federal Regulations 5(b) and the regulations promulgated thereunder.

          8.03 DATA COLLECTION - IPA shall maintain and provide to PacifiCare, on a timely basis, the utilization data more particularly described in the PacifiCare Provider Policies and Procedures Manual for the effective management of PacifiCare's health care delivery system.

          8.04 RIGHT TO INSPECT - IPA shall provide access at reasonable times upon demand by PacifiCare, or any governmental regulatory agency responsible for the administration of health care service plans, to inspect facilities, equipment, books and records relating to the performance of this Agreement, including, without limitation, Subscriber patient records, financial records pertaining to the cost of operations and income received by IPA for Medical Services rendered to Subscribers. Unless otherwise required by law, PacifiCare shall provide IPA with a seventy-two (72) hour prior written notice of any such inspection.

          8.05 CITATIONS - IPA shall notify PacifiCare in writing of each and every report of any governmental or quasi-governmental agency with jurisdiction over IPA which contains any citation of IPA for failure to meet any governmental or quasi-governmental standard on or after the Commencement Date of this Agreement.

          8.06 FINANCIAL STATEMENTS - IPA shall provide to PacifiCare within forty five (45) days of the end of each calendar quarter copies of its quarterly financial statements, which shall include a balance sheet, statement of income and a statement of cash flow (the "financial statements") prepared in accordance with generally-accepted accounting principles. Such quarterly statements shall be certified by the chief financial officer of IPA as accurately reflecting the financial condition of IPA for the period indicated. In addition, IPA shall provide to PacifiCare, within forty five (45) days of the end of each calendar year, copies of its audited annual financial statements.

     9.   EXCLUSIVITY

          9.01 UTILIZATION OF IPA BY PACIFICARE - Nothing in this Agreement shall be construed to require PacifiCare to assign any minimum or maximum number of Subscribers to IPA, nor to require PacifiCare to utilize the Medical Services of IPA for any or all Subscribers in the IPA Service Area.

     10.  GOVERNING LAW AND DISPUTE RESOLUTION

          10.01 GOVERNING LAW - This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of California, and the United States and all regulations promulgated pursuant thereto.

          Any provisions required to be in this Agreement by any of the above Acts and regulations shall bind PacifiCare and IPA whether or not expressly provided in this Agreement.

          10.02 DISPUTES BETWEEN IPA AND SUBSCRIBER NOT GOVERNED BY AGREEMENT - Any controversies or claims between IPA and Subscriber arising out of IPA's performance of this Agreement are not governed by this Agreement. IPA and Subscriber may seek any appropriate legal action to resolve such controversy or claim deemed necessary.

          In the event of a dispute between IPA and a Subscriber and upon mutual agreement between IPA and such Subscriber, PacifiCare agrees to make available the Subscriber Grievance Resolution Process described in the Secure Horizons Medical and Hospital Plan Agreement for resolution of such dispute. In such instance, the decision of the PacifiCare Subscriber Satisfaction Committee and Board of Directors shall not be binding upon the parties except upon agreement between IPA and the Subscriber. Nor shall such grievance be subject to binding arbitration except upon agreement between the parties. Should IPA and Subscriber fail to resolve the grievance, IPA and Subscriber may seek any appropriate legal action deemed necessary by such party.

          10.03 PAYMENT DISPUTES INVOLVING IPA - In the event IPA fails to make a payment to a Specialist Physician within sixty (60) days of the submission of the bill by Specialist Physician to IPA and the validity and the amount of the submitted bill are undisputed, PacifiCare may, in its sole and absolute discretion, elect to pay the Specialist Physician on behalf of IPA and deduct such payment from IPA's next monthly Capitation Payment.

          Should a dispute concerning a claim for payment for Medical Services rendered to Subscribers arise between IPA and a Specialist Physician who is a Participating Medical Provider, IPA or the Specialist Physician may submit a written complaint to PacifiCare. The complaint shall describe the disputed claims and the basis for the amounts claimed and include the applicable written agreement between IPA and the Specialist Physician. PacifiCare shall investigate the complaint and make a determination of whether or not the claim is valid and should be paid. In the event PacifiCare determines that IPA owes any amount to Specialist Physician, IPA shall make such payment within thirty (30) days of PacifiCare's termination. If IPA fails to pay the amount due within this thirty
(30) day period, PacifiCare may deduct the amount owed from IPA's next monthly capitation payment. This amount will temporarily be placed in an account (the "Claims Dispute Account") which shall be established by PacifiCare. If IPA or Specialist Physician wishes to contest PacifiCare's determination, either may do so by initiating an action for binding arbitration and notifying PacifiCare of such initiation within thirty (30) days of PacifiCare's determination. If IPA or Specialist Physician fails to request arbitration within thirty (30) days or if the arbitration affirms PacifiCare's decision that amounts are owing from IPA to Specialist Physician, PacifiCare shall release from the Claims Dispute Account the amount owing to Specialist. If the arbitration results in a decision that no money or a lesser amount than was determined by PacifiCare is owing to Specialist Physician, PacifiCare shall release to IPA the amounts which were erroneously withheld from IPA's Capitation Payment.

          In the event this Agreement has been terminated prior to PacifiCare's investigation and written determination and PacifiCare's investigation results in a determination that IPA owes money to Specialist Physician, PacifiCare may, in its sole and absolute discretion, elect to pay Specialist Physician on behalf of IPA and seek reimbursement from IPA.

     11.  NOTICE

          11.01 NOTICE - Any notice required to be given hereunder shall be in writing and either delivered personally or sent by registered or certified mail, return receipt requested, to either PacifiCare or IPA at the addresses listed below, or at such other addresses as either PacifiCare or IPA may hereafter designate to the other:

                TO:       PacifiCare of California
                          P.O. Box 6006
                          Cypress, California 90630-0006

                TO IPA:   Santa Ana Tustin Physicians Group, Inc.
                          14642 Newport Avenue, Suite 410
                          Tustin, CA 92680
                          Attention: Administrator

          All notices shall be deemed given on the date of delivery if delivered personally or on the day three (3) business days after such notice is deposited in the United States mails, addressed and sent as provided above.

     12.  MISCELLANEOUS

          12.01 PROTECTION OF SUBSCRIBER - IPA may not impose any limitations on the acceptance of Subscribers for care or treatment that it does not impose on other patients of the IPA. Neither PacifiCare, IPA nor Hospital may request, demand, require or seek directly or indirectly the transfer, discharge, or removal of any Subscriber for reasons of Subscriber's need for, or utilization of, Medically Necessary Medical or Hospital Services, except in accordance with the procedures established for such action. IPA shall not refuse or fail to provide Medically Necessary Medical Services to any Subscriber. Procedures for removal, discharge or transfer of Subscribers shall be mutually agreed upon between IPA and PacifiCare consistent with the Secure Horizons Medical and Hospital Plan.

          12.02 OTHER AGREEMENTS - Nothing in this Agreement shall prevent PacifiCare and IPA from contracting with each other for provision of services not covered by this Agreement.

          12.03 REFUSAL BY PHYSICIAN - If IPA or any of its Member Physicians refuses Medical Services to a Subscribed assigned to IPA for any reason whatsoever, it shall remain the responsibility of IPA to assure that such Subscriber receives Medical Services consistent with the terms of this Agreement.

          12.04 CONFIDENTIAL AND PROPRIETARY INFORMATION

                12.04.01  INFORMATION CONFIDENTIAL AND PROPRIETARY TO
PACIFICARE - IPA acknowledges that all PacifiCare Subscribers participating in a Secure Horizons Medical and Hospital Plan individually or through an employer group and receiving Medical Services shall be Subscribers of PacifiCare. Subscriber and employer group information shall include, without limitation, the names, addresses and telephone number of all Subscribers; member, employer and administrative service manuals and all forms related thereto; and records, files (other than patient medical files) and lists contained in IPA and PacifiCare files.

                IPA acknowledges that all such information is confidential and proprietary to PacifiCare and that such Subscriber and employer group information contains valuable trade secrets of PacifiCare.

                All PacifiCare Subscriber agreements and the information contained therein regarding PacifiCare, IPA, employer groups, Subscribers or the financial arrangements between a hospital, IPA and PacifiCare is confidential and proprietary to PacifiCare.

                IPA shall maintain all Subscriber information and other PacifiCare trade secret information confidential. IPA shall not disclose or use any confidential and proprietary information for its own benefit or gain either during the term of this Agreement or after the date of termination of this Agreement; provided, however, that IPA may use the name, address and telephone number or other medical information of a PacifiCare Subscriber if Medically Necessary for the proper treatment of such Subscriber or upon express prior written permission of PacifiCare or the Subscriber.

                12.04.02 INFORMATION CONFIDENTIAL AND PROPRIETARY TO IPA - IPA shall provide PacifiCare with a written description of all information proprietary to IPA which is confidential and contains trade secrets of IPA ("IPA Information"). PacifiCare shall maintain IPA Information confidential. PacifiCare shall not disclose or use any IPA Information for its own benefit either during the term of this Agreement or after the effective date of termination of this Agreement. Upon termination of this Agreement, PacifiCare shall provide and return to IPA all IPA Information in its possession in a manner to be specified by IPA. PacifiCare shall cooperate with IPA in maintaining the confidentiality of IPA Information at all times.

                12.04.03 SOLICITATION OF PACIFICARE SUBSCRIBERS OR EMPLOYER GROUPS - IPA shall not directly or indirectly engage in the practice of solicitation or the patronage of PacifiCare's Subscribers or employer groups without PacifiCare's prior written consent. Solicitation shall mean conduct by an officer, agent, employee or Member Physician of IPA or its assignee or successor during the Initial Term or any subsequent term of this Agreement and continuing for a period of one (1) year after the effective date of termination of this Agreement which may be reasonably interpreted as designed to persuade PacifiCare Subscribers to discontinue their Subscriber agreements with PacifiCare or to continue to receive health care from IPA on a fee-for-service basis or to encourage PacifiCare Subscribers to participate in the prepaid health service plan offered by IPA, or any other prepaid health service plan (the "Solicitation"). The breach of this Section 12.O4.03 during any term of this Agreement shall be grounds for termination of this Agreement pursuant to Section 7.01.02 of this Agreement.

          12.05 CONFIDENTIALITY OF THIS AGREEMENT - To the extent reasonably possible, each party agrees to maintain this Agreement as a confidential document and not to disclose the Agreement or any of its terms without the approval of the other party.

          12.06 ASSIGNMENT - This Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged, or hypothecated in any way by IPA or PacifiCare and shall not be subject to execution, attachment or similar process, nor shall the duties imposed herein be subcontracted or delegated without the written consent of the other party. Notwithstanding, PacifiCare may assign, transfer, pledge or hypothecate this Agreement and its rights, interests and benefits hereunder to any entity which has at least majority control of PacifiCare or to any entity of which PacifiCare has at least majority control.

          12.07 INVALIDITY OF SECTIONS OF AGREEMENT - The unenforceability or invalidity of any paragraph or subparagraph of any section or subsection of this Agreement shall not affect the enforceability and validity of the balance of this Agreement.

          12.08 WITHDRAWAL OF SUBSCRIBERS BY PACIFICARE - PacifiCare reserves the right to withdraw from IPA all or part of the Subscribers from IPA whose Medical Services are not being properly provided pursuant to this Agreement. PacifiCare shall provide written notice to IPA of such withdrawal and the reasons therefore. PacifiCare shall then allow IPA thirty (30) days from the date of such notice to correct deficiencies. If such deficiencies are not corrected to PacifiCare's satisfaction within said period, PacifiCare may withdraw its Subscribers as provided in this Section 12.08 and remove IPA's name from PacifiCare's marketing materials.

          12.09 TRANSFER OF SUBSCRIBERS - PacifiCare and IPA shall exercise reasonable efforts in discouraging Subscriber transfers except at reenrollment periods, or when a Subscriber can show just cause for such transfer and PacifiCare agrees to such transfer. Nevertheless, PacifiCare may require transfer of Subscribers assigned to IPA for any reason; or, IPA may request transfer of Subscribers assigned to it by PacifiCare to other IPAs for cause or if the capacity of IPA is overburdened so that the provision of Medical Services as required by this Agreement is affected; all such transfers shall be consistent with the PacifiCare Provider Policies and Procedures Manual.

          12.10 CAPTIONS - Captions in this Agreement are descriptive only and do not affect the intent or interpretation of the Agreement.

          12.11 AMENDMENT - This Agreement may be amended or modified only by mutual written consent of the parties. Notwithstanding the foregoing sentence, PacifiCare may amend this Agreement upon sixty (60) days written notice to IPA in order to maintain compliance with applicable federal and state laws; provided, however, any such amendment which affects a material duty or responsibility of IPA and has a material adverse economic effect upon IPA as reasonably demonstrated by IPA to PacifiCare, shall be subject to the provisions of Section 12.12 below.

          12.12 MODIFICATIONS OF THIS AGREEMENT AND/OR PACIFICARE PROVIDER POLICIES AND PROCEDURES MANUAL AND/OR PACIFICARE HEALTH PLAN - Anything to the contrary herein notwithstanding, in the event of any material modification of this Agreement and/or the PacifiCare Provider Policies and Procedures Manual and/or the Secure Horizons Medical and Hospital Plan that (i) affects a material duty or responsibility of IPA, and (ii) causes a material adverse economic effect to IPA, IPA and PacifiCare shall seek to agree to an amendment to this Agreement which satisfactorily addresses the effect on IPA's material duty or responsibility and reimburses the material economic detriment caused to IPA. In the event such an agreement cannot be reached within sixty (60) days after the date PacifiCare gives IPA written notice of such modification, such modification shall not be effective.

          12.13 TERMS; SECTIONS - Unless otherwise indicated, all terms in any appropriate attachments, addendum and amendments hereto shall have the same meaning attributed to such terms in the body of this Agreement and references to section numbers are to the appropriate sections of this Agreement.

          12.14 IPA'S AUTHORIZED REPRESENTATIVE - Unless otherwise indicated in writing to PacifiCare, IPA warrants and authorizes its administrator to act as its fully authorized representative to represent IPA and Member Physicians in this Agreement and to receive any and all communications and notices hereunder.

          12.15 ATTORNEYS' FEES AND COSTS - If any action at law or suit in equity is brought to enforce or interpret the provisions of this Agreement or to collect any monies due hereunder, the prevailing party shall be entitled to reasonable attorneys' fees and reasonable costs, together with interest thereon at the highest rate provided by law, in addition to any and all other relief to which it may otherwise be entitled.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Tustin, California, on December 18, 1989.

                              PACIFICARE OF CALIFORNIA

                              By: /s/ Richard Lipeles
                                  -------------------------------
                              Title:    President
                                     ----------------------------

                              SANTA ANA TUSTIN PHYSICIANS GROUP, INC.

                              By: /s/ Melvin L. Reich
                                  -------------------------------
                              Title:    President
                                     ----------------------------
                              Tax ID #:  95-3532036
                                        -------------------------

                                     PACIFICARE

                              SCHEDULE OF ATTACHMENTS

A.    A1.    Hospital Services

      A2.    Medical Services

      A3.    Individual Stop-Loss Program

      A4.    Cost of Care

      A5.    Hospital Incentive Program

B.    Secure Horizons Medical and Hospital Subscriber Agreement

C.    Capitation Payment Rates and Methodology

D.    PacifiCare Provider Policies and Procedures Manual

E.    Pharmacy Control Program

F.    IPA Facilities

G.    Division of Financial Responsibility

H.    Medical Services Reserve Fund

                                    ATTACHMENT A1

                                  HOSPITAL SERVICES

Hospital Services are the financial responsibility of Hospital. A summary of most Hospital Services includes the following:

     1. INPATIENT HOSPITAL CARE - Medically Necessary inpatient hospital care, as defined by Medicare, but limited to a total of one hundred fifty
          (150) days per Subscriber per Year. Unlimited days of inpatient hospital care shall be provided to Subscribers, but PacifiCare shall be financially responsible for days in excess of one hundred fifty
          (150) days. Subscriber shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in fee-for-service rates shall be the responsibility of the Subscriber. A summary of inpatient care includes:

          a. Medical/Surgical Care, Intensive Care, Cardiac Care and other special care units (including Hospital Services associated with non-experimental transplants as defined by Medicare);
          b.    Inpatient psychiatric;
          c. Nursing Services, meals, drugs, medications (excluding take-home medications), blood transfusions;
          d.    Medical and Surgical supplies and appliances;
          e. Inpatient rehabilitation services, such as: inpatient physical, occupational and speech therapy;
          f.    Inpatient alcohol and drug treatment and rehabilitation.

     2. SKILLED NURSING - Medically Necessary Skilled Nursing Facility care, as defined by Medicare, but limited to one hundred (100) days per Subscriber per calendar year AND ALSO LIMITED TO SUBSCRIBER ADMISSIONS IMMEDIATELY FOLLOWING THREE (3) OR MORE DAYS OF HOSPITALIZATION. Subscribers are entitled to receive one hundred fifty (150) days of Skilled Nursing Care per calendar year, but PacifiCare SHALL BE FINANCIALLY RESPONSIBLE for days one hundred one (101) through one hundred fifty (150). IN ADDITION, PACIFICARE SHALL BE FINANCIALLY RESPONSIBLE FOR SKILLED NURSING FACILITY CARE FOR SUBSCRIBERS WHO ARE ADMITTED DIRECTLY FROM HOME, FROM A HOSPITAL EMERGENCY ROOM OR FROM THE HOSPITAL IF SUBSCRIBER WAS HOSPITALIZED FOR LESS THAN THREE (3) DAYS. REFER TO POLICY AND PROCEDURES MANUAL FOR ADMIT NOTIFICATION PROCEDURES. Patients shall be assigned semi-private units, unless medical necessity dictates private accommodations. Where the Subscriber requests private accommodations, not required for medical purposes, the incremental difference in the fee-for-service rates shall be the responsibility of the Subscriber. Skilled nursing facilities must be Medicare licensed and approved.

     3. HOSPITAL BASED PHYSICIAN SERVICE - All hospital based physician services where the physician provides the professional component of an inpatient hospital based service, the hospital outpatient surgery center service, or a free-standing surgery center service. The charges of an anesthesiologist are not included as a Hospital Service. (See paragraph 8 below in this Attachment A1).

     4. TRANSPORTATION EXPENSES - Medicare approved ambulance services provided within the IPA Service Area for Subscribers. When a transfer of Subscriber from one facility to another is authorized by IPA or PacifiCare, the cost of such transfer shall be a Hospital service. The method of transfer shall be determined by IPA, but IPA shall coordinate all Subscriber transfers to or from Hospital with designated Hospital personnel. Also included are paramedic services in emergency cases in the IPA Service Area.

     5. EMERGENCY SERVICES IN THE IPA SERVICE AREA - IPA Service Area Emergency Services include emergency room charges and associated emergency room physician and ancillary charges, inpatient medical and other Medical Services which may not be delayed until facilities or physicians of the Hospital or IPA (or alternatives authorized by IPA) can be used without possible serious effects to the health of the Subscriber. Such services must be Medically Necessary Emergency Services.

     6. HOME HEALTH CARE - As determined to be Medically Necessary, as defined by Medicare and provided in lieu of hospitalization, as mutually agreed to by IPA, Hospital and PacifiCare, including any required DME and IV Therapy Services.

     7. HOSPICE CARE - Should be coordinated with Medicare for special reimbursement provisions.

     8. OUTPATIENT SURGERY - Facility, supply charges and the professional component of a hospital based physician service (as noted in paragraph 3 above) for outpatient surgery done either at Hospital or a free-standing surgery center.

     9. END STAGE RENAL DISEASE - Facility and professional charges for inpatient and outpatient dialysis services for Subscribers who are medically determined to have End Stage Renal Disease after enrollment in one of PacifiCare's health plans.

     10.  OTHER HOSPITAL SERVICES

          a. Devices surgically implanted during a hospital confinement or during an outpatient surgery performed at the Hospital outpatient surgery center or a free-standing surgery center.
          b. Treatment programs for outpatient substance abuse as defined by Medicare.

          c. Appealed Services - Hospital Services denied by IPA and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Hospital Services which the Subscriber was entitled to have furnished under the PacifiCare Secure Horizons health care delivery system.

          d.    Chemotherapy Drugs (inpatient and outpatient).

     11.  HOSPITAL SERVICES EXCLUDE THE FOLLOWING:

          a. Durable Medical Equipment, except as provided in paragraphs 6 and 10(a) above.
          b. Medical Services in the IPA Service Area as defined by Attachment A2 hereto.
          c.    Outpatient prescription drugs.
          d. All out-of-IPA Service Area expenses, except those elective referrals as authorized by IPA. PacifiCare, in conjunction with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility.
          e.    Vision materials (lenses and frames) except for those
                surgically implanted during cataract surgery.
          f.    Anesthesiology services (inpatient and outpatient).
          g. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare and IPA, in conformance with state and federal law.
          h. Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a functional disorder or accidental injury.
          i. Inpatient hospital care in excess of one hundred fifty (150) days per Subscriber per Year.
          j. Skilled nursing care in excess of one hundred (100) days per Subscriber per Year.

                                    ATTACHMENT A2

                                   MEDICAL SERVICES

I. Medical Services, other than Hospital Services, provided in the IPA Service Area are the financial responsibility of IPA. A summary of most Medical Services includes the following:

     1. PHYSICIAN SERVICES - Subscribers shall be entitled to Medically Necessary covered inpatient and outpatient physician services included in the PacifiCare's Secure Horizons Medical and Hospital Plan. A summary of some physician services includes the following:

          a. IPA Service Area inpatient services (including anesthesiology services and physician services associated with non-experimental transplants, as defined by Medicare) and outpatient physician care.
          b.    Professional component of inpatient mental health.
          c. Outside referrals to consultants including Emergency Room consultants (not including emergency room charges).
          d. Out-of-IPA Service Area physician services when such Medical Services are rendered on an elective basis and upon approval of IPA.

     2.   OUTPATIENT SERVICES - Such services include, among others:

          a.    Outpatient pathology and radiology.
          b.    Outpatient mental health (professional services only).
          c. Short term, Medically Necessary rehabilitation (speech, physical and occupational) therapy.
          d.    Health education and social services.
          e. Immunizations when determined Medically Necessary by an IPA Member Physician as recommended by the California Department of Health Services Adult Immunization Recommendations.
          f.    Periodic health evaluations.
          g.    Hearing screening, including audiogram.
          h.    Allergy testing and treatment, including allergy serum.
          i. Home health care, except when provided in lieu of hospitalization.
          j. Lenses and frames required after cataract surgery, except lenses surgically implanted during an outpatient surgery performed at Hospital or at a free-standing surgery center.
          k.    Anesthesiology services.
          l.    Mammography screening, as defined by state and federal law.

     3.   DURABLE MEDICAL EQUIPMENT, PROSTHETIC DEVICES AND MEDICAL SUPPLIES

          a. Durable Medical Equipment ("DME") as defined by Medicare. IPA agrees to provide such devices and aids on an outpatient basis, determined Medically Necessary.

          b. Prosthetic devices, as defined by Medicare, except devices surgically implanted during a Hospital confinement or outpatient surgery performed at Hospital or free-standing surgery center.
          c. Medical Supplies - Supplies used in connection with treatment or to aid in the recovery of a medical condition when considered a covered expense by Medicare.

     4. OTHER SERVICES - Medical Services denied by the Participating Medical Group and PacifiCare which are found on appeal or arbitration through the Subscriber grievance resolution process to be Medical Services which Subscriber was entitled to have furnished through the Secure Horizons Medical and Hospital Plan.

II. Medical Services exclude the following:

     a. Professional components on all hospital based physicians for inpatient procedures and outpatient surgeries, except anesthesiology as noted in paragraphs I(1)(a) and I(2)(k) above.
     b. Outpatient mental health visits in excess of twenty (20) visits per Subscriber Year.
     c.   Outpatient prescription drugs.
     d.   Chemotherapy drugs.
     e. Out-of-IPA Service Area expenses, except pursuant to paragraph I(1)(d) above. PacifiCare, in consultation with IPA, shall make all decisions regarding the duration of a Subscriber's care at the out-of-IPA Service Area facility and transfer of the Subscriber to an IPA Service Area facility consistent with state and federal law.
     f. Vision materials (lenses and frames), except following cataract surgery.
     g.   Immunizations for foreign travel and unexpected mass immunizations.
     h. Experimental procedures, including any type of procedure not generally recognized as of value by the medical community and its societies, as determined by PacifiCare in accordance with state and federal law and in connection with IPA.
     i. Cosmetic Surgery, except when performed to correct or repair the physical functioning of a body part as a result of a functional disorder or an accidental injury.

                                    ATTACHMENT A3

                             INDIVIDUAL STOP-LOSS PROGRAM

1. The Individual Stop-Loss ("ISL") Program is designed to limit the IPA's costs per Subscriber per Year to a specified amount (the "deductible"). PacifiCare will assume all financial responsibility for the Subscriber in excess of the deductible by paying IPA, based on the payment procedure as outlined below, [ ** ] in excess of the deductible of the Cost of Care, as defined in Attachment A4, included in full herein by reference.

2.   Deductible: [  **  ] per Subscriber per Year.

3.   Payment Procedures:

     a. IPA must submit a claim in accordance with the procedures specified in the PacifiCare Provider Policies and Procedures Manual.
     b. Costs incurred by IPA for Medical Services provided during the last thirty-one (31) days of the Year for which no benefits were payable under the ISL Program because such costs were applicable to the deductible may be carried forward for inclusion in the ISL calculations for the next succeeding Year.
     c. Medical Services rendered in connection with Worker's Compensation cases or where payments for Medical Services provided under Section
          3.01 of this Agreement are receivable through the coordination of benefits, third party liability, or any other source of income, including copayments, shall not be included in the Cost of Care provided in calculating stop-loss liability.
     d.   PacifiCare will determine and pay all ISL Program claims within sixty
          (60) days of receipt of a complete claim.
     e. For continuing ISL cases (i.e., cases where more than one payment is made during the Year), PacifiCare will reimburse the IPA quarterly based on the submittal of a continuing ISL claim.
     f. If the Subscriber transfers in the middle of the Year to another Participating Medical Group and then exceeds the ISL, the payment for all Medical Services in excess of the ISL will be shared proportionately among the Participating Medical Groups who provided Medical Services to the Subscriber during the Year.

                                    ATTACHMENT A4

                                     COST OF CARE

     For purposes of this Agreement, the Cost of Care for Medical Services rendered by IPA to Subscriber shall equal:

     a) [ ** ] of the fees charged by IPA to IPA's fee-for-service patient for the same or similar services, if the same or similar services are rendered by IPA; or

     b) [ ** ] of the fees actually paid, if the services are rendered by providers other than IPA.

     IPA shall provide PacifiCare with a copy of IPA's fee-for-service fee schedule and shall notify PacifiCare thirty (30) days prior to the effective date of any changes in such fee schedule. The amount of increase of IPA's fees shall be limited to [ ** ] per Year for purposes of any calculations pursuant to this Agreement, regardless of the actual percentage increase in IPA's fees each Year.

     IPA shall notify PacifiCare of the existence and payment or discount provisions of any agreements between IPA and other providers who render Medical Services to Subscribers.

General guidelines and special situations:

     1. Services provided by IPA which are not a benefit, as specified in the Subscriber's Secure Horizons Medical and Hospital Agreement, will not be considered a part of the Cost of Care.

     2. For Individual Stop-Loss Program use, the Cost of Care of Medical Services rendered through an outside referral or reciprocity referral shall be set at [ ** ], or the [ ** ], whichever is higher.

     3. The Cost of Care of Anesthesia Professional Services rendered by IPA shall be set at [ ** ] of usual and customary charges. The Cost of Care for anesthesia Professional Services rendered through an outside referral or reciprocity referral shall be set at the [ ** ] or [ ** ] of usual and customary charges, whichever is higher.

     4. Any Medical Services provided where payment is considered collectible through the coordination of benefits, third-party liability, Worker's Compensation, or any other source including Copayments, shall not be included in the Cost of Care. If, at a later date, these claims are not collectible, or only partially collectible, then these services will be included in the relevant programs, based on the Cost of Care calculation cited above.

                                    ATTACHMENT A5

                              HOSPITAL INCENTIVE PROGRAM

     HOSPITAL INCENTIVE PROGRAM - As an incentive for the provision of Hospital Services to Subscribers in a cost-effective manner, PacifiCare and IPA shall establish a Hospital Incentive Program. The Incentive Program shall utilize a Withhold Amount, as defined below, and shall be calculated by comparing the Hospital Services Budget to the Hospital Services Expense, as such terms are defined below. The amount of payments under the Hospital Incentive Program shall be calculated pursuant to the provisions herein.

     a. WITHHOLD AMOUNT - PacifiCare shall withhold from IPA's monthly Capitation Payment an amount equal to [ ** ] of the amount received by PacifiCare each month from HCFA for each Subscriber enrolled with IPA for application to the Hospital Incentive Program. PacifiCare may adjust the Withhold Amount on a quarterly basis based upon the results of the Hospital Incentive Program calculation. If the Agreement is terminated pursuant to
Section 7 of the Agreement, PacifiCare may choose to adjust the Withhold Amount at the time that the notice of termination is served.

     b. HOSPITAL SERVICES BUDGET - The Hospital Services Budget shall equal [ ** ] of the Monthly HCFA Payment for those Subscribers designating IPA as their Participating Medical Group minus [ ** ] of such HCFA Payment in consideration of the Reinsurance program as set forth in subsection (c)(4) herein.

     c. HOSPITAL SERVICES EXPENSE - Hospital Services Expense shall be valued as the total of the following:

          1. INPATIENT EXPENSE AT HOSPITAL - Inpatient costs for Hospital Services rendered at Hospital valued at the amount paid to Hospital by PacifiCare; PLUS

          2. NON-INPATIENT EXPENSES AT HOSPITAL - Other Hospital Services provided by Hospital other than inpatient services valued at the amount paid to Hospital by PacifiCare; PLUS

          3. HOSPITAL SERVICES NOT PROVIDED AT HOSPITAL - The actual amount paid by PacifiCare for Hospital Services not provided by Hospital; MINUS

          4. REINSURANCE LIMIT - Any amount of Hospital Services Expense, as defined in subsection (c)(1)-(3) above, in excess of [ ** ] per Subscriber per Year. The [ ** ] deductible shall be effective during the Initial Term. If less than seven hundred fifty (750) Subscribers have designated IPA as their Participating Medical Group as of the anniversary of the Commencement Date, the deductible shall remain at [ ** ] for the succeeding term. If greater than seven hundred fifty (750) Subscribers have designated IPA as their Participating Medical Group as of the anniversary of the Commencement Date, the IPA will be offered the standard reinsurance package as is offered to the other Participating Medical Groups during that particular contract term.

          5. COORDINATION OF BENEFITS - Any amount received by PacifiCare from third parties as described in Section 3.08 of this Agreement.

     d.   PAYMENTS TO IPA UNDER HOSPITAL INCENTIVE PROGRAM

          1. HOSPITAL SERVICES BUDGET EXCEEDS HOSPITAL SERVICES EXPENSE - In the event the annual Hospital Services Budget exceeds the annual Hospital Services Expense, PacifiCare shall pay IPA the Withhold Amount, if any, plus an amount equal to [ ** ] of the amount by which the annual Hospital Services Budget exceeds the annual Hospital Services Expense, up to a limit of [ ** ] of the annual Hospital Services Budget.

          2. HOSPITAL SERVICES EXPENSE EXCEEDS HOSPITAL SERVICES BUDGET - In the event that the annual Hospital Services Expense exceeds the annual Hospital Services Budget, PacifiCare shall pay IPA the Withhold Amount, if any, minus an amount equal to [ ** ] of the amount by which the Hospital Services Expense exceeds the Hospital Services Budget, up to a limit of [ ** ] of the annual Hospital Services Budget.

          To the extent that the portion of the calculated deficit for which IPA is responsible exceeds the Withhold Amount, IPA shall not be entitled to any of the Withhold Amount. After the Withhold Amount has been exceeded, any remaining portion of the deficit for which IPA is responsible shall be carried forward into the succeeding term. An amount equal to this remaining portion of the deficit will be withheld from IPA's monthly Capitation Payment, using a mutually agreed upon payment schedule, not to exceed one (1) year.

          Should this Agreement terminate leaving no successive term to carry forward an existing deficit amount, such deficit amount shall be due and payable by IPA to PacifiCare within one hundred fifty (150) days of the effective date of termination of this Agreement.

     e.   SETTLEMENT OF HOSPITAL INCENTIVE PROGRAM PAYMENTS

          PacifiCare shall make interim Hospital Incentive Program calculations and payments, if any, on a [ ** ] within sixty (60) days after the end of each [ ** ] from the Effective Date. The Hospital Services Expense figure used in [ ** ] incentive program calculations shall also include an "Incurred But Not Reported" factor in order to account for outstanding Medical Services claims. PacifiCare shall make an annual Hospital Incentive Program payment to IPA within one hundred and fifty (150) days of the end of each Year.

     f.   MEDICAL SERVICES RESERVE FUND REPAYMENT

If the medical group borrows against the Medical Services Reserve Fund, the monies borrowed will be subtracted from the final surplus of the Hospital Incentive Program. If the Hospital Incentive Program results in a deficit, the amount owed to PacifiCare from the Medical Services Reserve Fund will be carried forward to the next year's Hospital Incentive Program in addition to the deficit.

                                     ATTACHMENT B

              SECURE HORIZONS MEDICAL AND HOSPITAL SUBSCRIBER AGREEMENT

Provided to IPA by PacifiCare concurrent with the execution of this Agreement.

IPA

Received this                      day of           , 1989
              --------------------        ----------
By:
    ------------------------------------
Title:
       ---------------------------------

                                     ATTACHMENT C

                               CAPITATION PAYMENT RATES

     The monthly Capitation Payment which PacifiCare shall pay IPA shall equal:

     [ ** ] of both the Monthly HCFA Payment and any applicable Subscriber Premiums, less [ ** ] of the Monthly HCFA Payment as payment for the premium for Individual Stop-Loss coverage specified in Attachment "A3" hereto, and also less [ ** ] for the Pharmacy Control Program as specified in Attachment E hereto. The payment per Subscriber per month by PacifiCare to IPA shall be increased or decreased by PacifiCare to reflect increases or decreases made by HCFA in the Monthly HCFA Payment. PacifiCare shall make monthly retroactive adjustments in IPA's succeeding Capitation Payment to reflect the retroactive adjustments made by HCFA in the HCFA Payment, if any.

     PacifiCare shall provide IPA appropriate documentation in support of the actual Capitation Payment made. Should IPA desire additional billing information, PacifiCare shall make available for inspection other mutually agreed upon documents, upon thirty (30) days prior written notice from IPA. IPA shall have the right to reasonably audit PacifiCare's books and records directly relating only to IPA's Capitation Payment determinations upon thirty (30) days prior written notice at IPA's sole expense.

MAMMOGRAPHY SERVICES

     IPA shall receive [ ** ] for each screening and diagnostic mammography study performed above the 1987 PacifiCare wide baseline, specific to the Secure Horizons Medical and Hospital Plan, for such studies. This baseline equals two hundred sixty-seven (267) studies per one thousand (1,000) adult females per Year. The amount due to IPA shall be calculated based upon utilization data submitted by IPA and shall be paid within one hundred fifty
(150) days of the end of the Year.

INSTITUTION-TO-INSTITUTION TRANSFERS

     IPA shall bill PacifiCare and PacifiCare shall pay for Medical Services provided to Subscribers who designate IPA as their Participating Medical Group through a transfer from another PacifiCare Participating Medical Group and who are in a skilled nursing facility, acute care hospital, or are receiving any other type of acute institutional care at time of designating IPA as their Participating Medical Group. Medical Services provided by IPA to such Subscribers shall be reimbursed under this special program, until the Subscriber is discharged from such institution, at [ ** ] of IPA's ordinary and customary fee-for-service rates then in effect but no greater than the ISL deductible (as specified in Attachment A3) per Subscriber during the Initial Term or any subsequent term of this Agreement.

     IPA shall batch these bills together and identify the bills as institution-to-institution prior to submitting bills to PacifiCare. Bills must be submitted to PacifiCare no later than sixty (60) days from the provision of Medical Services. Expenses for Medical Services identified as institution-to-institution and rendered from January 1, 1990 through December 31, 1990 only will be included in the institution-to-institution program. A final claim must be filed for such Medical Services by March 31, 1991 to be reimbursed under this institution-to-institution program.

                                     ATTACHMENT D

                  PACIFICARE PROVIDER POLICIES AND PROCEDURES MANUAL


Provided to IPA by PacifiCare concurrent with the execution of this Agreement.




----------------------------------------

Received this 18 day of Dec, 1989,

By:  /s/ Melvin L. Reich
    ------------------------------------
Title:  Pres.
       ---------------------------------

                                     ATTACHMENT E

                               PHARMACY CONTROL PROGRAM

     The purpose of the Pharmacy Control Program (PCP) is to provide an incentive to the IPA to foster the efficient utilization of prescription services. The PCP gives the IPA the ability to share in any savings when comparing actual utilization against an established budget.

     The budget will be set at ______________ ($   ) on a per Subscriber per
month (pmpm) basis and will be calculated based on the number of Subscribers who have designated IPA as their Participating Medical Group and who are eligible to receive the prescription benefit.

     Debited against this budget will be the actual expenses paid by PacifiCare for pharmacy services of those Subscribers who have designated IPA as their Participating Medical Group for the applicable month. The IPA will share [ ** ] of any savings in comparing the budget and actual expenses. PacifiCare shall provide, on a quarterly basis, utilization reports pertaining to the cost of prescriptions written on a physician specific basis. A final calculation and final payment will be made within one hundred fifty (150) days of the end of each Year.

     IPA agrees to participate in a generic drug substitution program and formulary program established by PacifiCare's Quality Assurance Committee.

                                     ATTACHMENT F

                                    IPA FACILITIES

Santa Ana Tustin Physicians Group, Inc.
14642 Newport Avenue, Suite 410
Tustin, CA 92680

                                     ATTACHMENT G

                         DIVISION OF FINANCIAL RESPONSIBILITY


     The attached template outlines the division of financial responsibility between IPA, Hospital and PacifiCare, the intent being to clarify Medical Services and Medical Service categories in order to provide for accurate administration. As it is impossible to include every Medical Service available, the template serves as a model under which broad Medical Service categories suggest the appropriate financial responsibility for Medical Services or items not specifically listed.

                         DIVISION OF FINANCIAL RESPONSIBILITY
                                      CALIFORNIA
                        Secure Horizons Shared Risk Agreement
               (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA                                      Hospital
     -----------------------------------          -----------------------------


                                                                           Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)               IPA                 PacifiCare              PacifiCare
----------------------------                                      HIP                    100%

AIDS - Professional Component
     - Facility Component
Allergy
     - Testing
     - Serum
Ambulance, Air or Ground - In Area
                         - Out of Area
Amniocentesis
Anesthetics, Administration of
  (Anesthesiology)
Artificial Insemination
Artificial Limbs (DME)
Biofeedback
Blood & Blood Products (Including
  Professional Component)
     - From Blood Bank                                          [  **  ](1)
     - Autologous Blood Donation
Chemical Dependency Rehabilitation
     - Inpatient Facility Component
     - Inpatient Professional Component
     - Outpatient Professional Component
     - Outpatient Facility Component
Chemotherapy
     - Drugs
     - Professional Component
Chiropractic (Medicare Approved Only)
Colostomy Supplies
     - Outpatient
     - Inpatient
Contact Lenses
     - Intraocular lens (surgically
         implanted)
     - Incident to Cataract Surgery
         (not surgically implanted)
Cosmetic Surgery (Medically Necessary)
     - Facility Component
     - Professional Component
Dental Services (for repair of
  accident/injury only)
     - Facility Component
     - Professional Component
Detox
     - Facility Component
     - Professional Component
Durable Medical Equipment (DME)
  (Medicare Approved Only)
     - Surgically Implanted
     - Inpatient or S.N.F.
     - In Lieu of Hospitalization
     - Outpatient
     - Hearing Aids


(1) All references to division of responsibility have been deleted.

                         DIVISION OF FINANCIAL RESPONSIBILITY
                                      CALIFORNIA
                        Secure Horizons Shared Risk Agreement
               (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA                                      Hospital
     -----------------------------------          -----------------------------


                                                                           Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)               IPA                 PacifiCare              PacifiCare
----------------------------                                       HIP                    100%

Emergency Admissions
     - In Area: - Facility Component
                - Professional Component
     - Out of Area: - Facility Component
                    - Professional
                        Component
Emergency Room Facility Component
     - In Area
     - Out of Area
Emergency Room Physicians - In Area
     - Initial Treatment
     - Consults
     - Out of Area
Endoscopic Studies
     - With Biopsy                                               [  **  ](1)
     - Without Biopsy
Experimental Procedures
Family Planning (Medicare Approved
  Only) (e.g.: Amniocentesis)
     - Professional Component
     - Facility Component
Fetal Monitoring
     - Outpatient
     - Inpatient
Genetic Testing
Health Education
Health Evaluation (Physical)
Hearing Aids
Hearing Screening
Hemodialysis
     - Inpatient
     - Outpatient
Home Health Care
     - In Lieu of Hospitalization
         (includes IV or injectables)
     - Other
Hospice Services (Special Medicare
  Reimbursement Program)
     - Inpatient
     - Professional Component
Hospital Based Physicians (Inpatient)
     - Anesthesiology
     - Audiology
     - Cardiology
     - Emergency Room
     - Diagnostic Services
     - Neonatology
     - Neurology
     - Nephrology

(1) All references to division of responsibility have been deleted.

                         DIVISION OF FINANCIAL RESPONSIBILITY
                                      CALIFORNIA
                        Secure Horizons Shared Risk Agreement
               (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA                                      Hospital
     -----------------------------------          -----------------------------


                                                                           Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)               IPA                 PacifiCare              PacifiCare
----------------------------                                       HIP                    100%

Hospital Based Physicians (continued)
     - Pathology
     - Physical Medicine
     - Pulmonary
     - Radiology
     - Radiation Oncology
     - Surgeon
Hospitalization, Inpatient Services
  Supplies, Testing
     - In Area
     - Out of Area
Immunization and Inoculations
     - As Medically Indicated
     - For Work/Travel
Infertility (Diagnosis and Treatment)
     - Professional Component
     - Facility Component                                       [  **  ](1)
Injections and Injected Substances
  (outpatient)
Insulin & Syringes
Laboratory Services
     - Outpatient
     - Inpatient
Lithotripsy
     - Professional Component
     - Facility Component
Mammography
Marriage Counseling
Medication -
     - In Lieu of Hospitalization
         (Intravenous)
     - Inpatient
     - Outpatient Covered Injectables
     - Outpatient Non-injectables-if
         member has benefit
Mental Health
     - Inpatient Facility Component
     - Inpatient Professional
         Component
     - Outpatient Professional
         Component
Nuclear Medicine Diagnostics
Nuclear Medicine Treatment/Therapy
     - Facility Component (Inpatient)
     - Facility Component
         (Outpatient)
     - Professional Component
Nutritional/Dietetic Counseling
Office Visit Supplies, Splints,
  Bandages, etc.
Organ Transplants (non-experimental)
     - Facility component
     - Professional component


(1) All references to division of responsibility have been deleted.

                         DIVISION OF FINANCIAL RESPONSIBILITY
                                      CALIFORNIA
                        Secure Horizons Shared Risk Agreement
               (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA                                      Hospital
     -----------------------------------          -----------------------------


                                                              Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)               IPA                 PacifiCare              PacifiCare
----------------------------                                       HIP                    100%

O.P. Surgery
     - Facility Component
     - Professional Component
         (Facility Based MDs)
     - Professional Component - other
     - Anesthesiology
Outpatient Surgery/Facility/
  Based Physicians
     - Anesthesiology
     - Audiology
     - Cardiology
     - Emergency Room
     - Diagnostic Services
     - Neonatology                                              [  **  ](1)
     - Neurology
     - Nephrology
     - Pathology
     - Physical Medicine
     - Pulmonary
     - Radiology
     - Radiation Oncology
     - Surgeon
Outpatient Diagnostic Services-
  Facility and Professional
  (including, but not limited to,
  those listed below)
     - Angiograms
     - Cat Scan
     - 2 D Echo
     - EEG
     - EKG
     - EMG
     - ENG
     - MRI
     - Treadmills
     - Ultrasound
Physical Therapy
     - Inpatient
     - Outpatient
Physician Visits
     - To Hospital
     - To S.N.F.
     - To Patients Home
Physician Office Visits/
  Consultations
Podiatry Services (requires P.M.G.
  referral)
Pregnancy
     - Professional Component
     - Facility Component
Prosthetic Devices
     - Surgically Implanted
     - Outpatient


(1) All references to division of responsibility have been deleted.

                         DIVISION OF FINANCIAL RESPONSIBILITY
                                      CALIFORNIA
                        Secure Horizons Shared Risk Agreement
               (IPA Capitated, Hospital Incentive Program w/PacifiCare)

IPA                                      Hospital
     -----------------------------------          -----------------------------


                                                              Responsible Party
                                           -------------------------------------------------------
List of Benefits - (In area)               IPA                 PacifiCare              PacifiCare
----------------------------                                       HIP                    100%

Radiation Therapy
     - Facility Component (Inpatient)
     - Facility Component (Outpatient)
     - Professional Component
Radiology Services
     - Outpatient
     - Inpatient
     - O.P. Surgery
Reconstructive Surgery
     - Facility Component
     - Professional Component
     - Prosthetics
Refractions
Rehabilitation (Short Term) (e.g.:
  P.T., O.T., Speech, Cardiac Therapy)
     - Inpatient Facility Component                              [  **  ](1)
     - Inpatient Professional
         Component
     - Outpatient Facility Component
     - Outpatient Professional
         Component
Skilled Nursing Facility
Social Services - Medical
Specialist Consultations
Surgical Supplies
     - Inpatient
     - Outpatient Facility
     - Outpatient IPA
TMJ
     - Dental Treatment
     - Diagnosis and Medically
         Necessary Correction
     - Inpatient Facility Component
Transfusions
     - From Blood Bank
     - Autologous Blood Donation
Tissue Plasminogen Activator (TPA)
Vision Screening
Vision Care
     - Implanted Lenses (cataract
         surgery)
     - Lenses and Frames incident to
         cataract surgery
     - Non-cataract Related Lenses
         and Frames
     - Medically necessary care
     - Refractions

(1) All references to division of responsibility have been deleted.

                                     ATTACHMENT H

                            MEDICAL SERVICES RESERVE FUND


     PacifiCare will establish a reserve fund in the amount of [  **  ].
This reserve is to be used to pay for medical services listed in Attachment A2 and that are the financial responsibility of the Medical Group. The reserve may only be borrowed against when the Medical Group's expenses exceed the capitation paid to the Group.

     The Group may borrow against the reserve by notifying PACIFICARE OF CALIFORNIA CFO in writing. Upon notification, PacifiCare will issue a check in the amount requested to the Group.

     Monies borrowed from the reserve fund will be repaid to PacifiCare from any surplus due the Medical Group at the final year end settlement of the Hospital Incentive Program. If repayment of the reserve is due, and there is a deficit on the Hospital Incentive Program, the reserve owed will be carried forward to be repaid from the following year's Hospital Incentive Program.